UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Unisys Corporation

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Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, PA 19422

March [●], 2019

Dear Fellow Stockholder:

It is my pleasure to invite you to the Unisys 2019 Annual Meeting of Stockholders. This year’s meeting will be held on Friday, May 10, 2019, at the Courtyard Philadelphia Downtown, which is located at 21 North Juniper Street in Philadelphia, Pennsylvania. The meeting will begin at 8:00 a.m., local time.

Unisys entered 2018 with momentum, including strong Services backlog growth as of year-end 2017. We are excited that this momentum and continued execution against our strategy has resulted in the first full year of revenue growth for the company since 2003 and for Services since 2006. We also achieved or exceeded guidance on all metrics for the third-consecutive year. In addition to growing revenue, our non-GAAP operating profit margin and adjusted EBITDA margin also both expanded, and we saw a reduction of our unfunded pension liability. We remain focused on continuing execution against our strategy of targeting industries where we have deep expertise and leverageable IP and related solutions, while also using security to differentiate our offerings in 2019.

We are pleased to continue our practice of making proxy materials available to our stockholders over the Internet. We believe that doing so allows us to provide you with the information you need, while reducing our printing and mailing costs and helping to conserve natural resources. Stockholders who continue to receive paper copies of proxy materials may help us to reduce costs further by opting to receive future proxy materials by email. You may register for electronic delivery of future proxy materials by following the instructions on either the enclosed proxy/voting instruction card or the Notice of Internet Availability of Proxy Materials that you received in the mail.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to take a moment to vote on the items in this year’s proxy statement. Voting takes only a few minutes, and it will ensure that your shares are represented at the meeting.

Sincerely,

Peter A. Altabef

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2019

Unisys Corporation will hold its 2019 Annual Meeting of Stockholders at the Courtyard Philadelphia Downtown, 21 North Juniper Street, Philadelphia, Pennsylvania, on Friday, May 10, 2019, at 8:00 a.m., local time, to:

1.

approve an amendment to the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances;

2.	elect eleven directors;

3.	ratify the selection of the Company’s independent registered public accounting firm for 2019;

4.	hold an advisory vote to approve executive compensation;

5.	approve the Unisys Corporation 2019 Long-Term Incentive and Equity Compensation Plan; and

6.	transact any other business properly brought before the meeting.

Only record holders of Unisys common stock at the close of business on March 11, 2019 will be entitled to vote at the annual meeting.

By Order of the Board of Directors,

Gerald P. Kenney
Senior Vice President, General Counsel
and Secretary

Blue Bell, Pennsylvania
March [●], 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be Held on May 10, 2019:

The Company’s proxy statement and annual report are available at

www.proxyvote.com

Your vote is important. Whether or not you plan to attend the annual meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy/voting instruction card.

UNISYS CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2019

The Board of Directors of Unisys Corporation (the “Board of Directors” or the “Board”) solicits your proxy for use at the 2019 Annual Meeting of Stockholders to be held on May 10, 2019 and at any adjournments or postponements thereof. At the annual meeting, stockholders will be asked to (1) approve an amendment to the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances, (2) elect directors, (3) ratify the selection of the Company’s independent registered public accounting firm, (4) approve, on an advisory basis, the compensation of the Company’s named executive officers, (5) approve a new long-term incentive and equity compensation plan, and (6) transact any other business properly brought before the meeting.

The record date for the annual meeting is March 11, 2019. Only holders of record of Unisys common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 51,762,063 shares of common stock were outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

This proxy statement, the proxy/voting instruction card and the annual report of Unisys, including the financial statements for 2018, are being made available to stockholders on or about March [●], 2019.

Internet Availability of Proxy Materials; Multiple Sets of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to its proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most stockholders (other than those who previously requested electronic or paper delivery of proxy materials). The Notice includes instructions on how to access the proxy materials over the Internet, how to vote online and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

If you hold shares of Unisys common stock in more than one account, you may receive more than one Notice or more than one set of proxy materials. Please be sure to vote all the shares that you own.

Voting Procedures and Revocability of Proxies

Your vote is important. Shares may be voted at the annual meeting only if you are present in person or represented by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also vote by submitting a proxy by mail or by telephone by following the instructions provided on the proxy/voting instruction card. If you have previously elected to receive proxy materials over the Internet, you should have already received email instructions on how to vote electronically.

You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary of Unisys, by timely delivery of a properly executed later-dated proxy (including an Internet or telephone vote) or by voting in person at the meeting.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If you are the beneficial owner of shares held in “street name” by a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote in person at the meeting.

If you are a stockholder of record and you properly complete, sign and return your proxy, and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your signed and returned proxy gives no instructions, the proxy holders will vote your shares (1) FOR the proposal to amend the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances, (2) FOR the election of directors, (3) FOR the ratification of the selection of independent registered public accounting firm, (4) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, (5) FOR the approval of the Unisys Corporation 2019 Long-Term Incentive and Equity Compensation Plan, and (6) in their discretion on any other matters that properly come before the annual meeting.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange (the “NYSE”) from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The amendment to the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances, election of directors, the advisory resolution regarding the compensation of the Company’s named executive officers and the approval of the new long-term incentive and equity compensation plan are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you. The ratification of the selection of independent registered public accounting firm is considered “routine” and therefore may be voted on by your bank or broker without instructions from you. Please instruct your bank or broker so your vote can be counted.

If you are a participant in the Unisys Savings Plan, the proxy/voting instruction card will serve as voting instructions to the plan trustee for shares of Unisys common stock credited to your account as of March 11, 2019. The trustee will vote those shares in accordance with your instructions if it receives your completed proxy by May 7, 2019. If the proxy is not timely received, or if you give no instructions on a matter to be voted upon, the trustee will vote the shares credited to your account in the same proportion as it votes those shares for which it received timely instructions from other participants.

Required Vote

Each share of Unisys common stock outstanding on the record date is entitled to one vote on each matter to be voted upon.

Amendment to Bylaws (Item 1). The affirmative vote of not less than 80% of the outstanding shares of common stock entitled to vote is required to approve the proposal to amend the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances. Abstentions and broker non-votes will have the same effect as a vote “Against” the proposal.

Election of Directors (Item 2). Directors will be elected by the vote of a majority of the votes cast at the meeting. This means that a nominee will be elected if the number of votes cast “FOR” his or her election exceeds 50% of the total number of votes cast with respect to that nominee’s election. Votes cast with respect to the election of directors do not include abstentions and broker non-votes.

Independent Registered Public Accounting Firm (Item 3). The proposal to ratify the selection of the Company’s independent registered public accounting firm will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” the proposal. There will be no broker non-votes for the proposal to ratify the selection of the Company’s independent registered public accounting firm since brokers will be entitled to vote on this “routine” proposal.

Advisory Vote to Approve Executive Compensation (Item 4). The advisory resolution to approve executive compensation will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will not be included in the vote totals and therefore will have no effect on the advisory vote on executive compensation.

The advisory vote to approve executive compensation (Item 4) is not binding on the Company. However, the Company will review and consider the results of this advisory vote when making future executive compensation decisions.

2019 Long-Term Incentive and Equity Compensation Plan (Item 5). The proposal to approve a new long-term incentive and equity compensation plan will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will not be included in the vote totals and therefore will have no effect on the vote on the proposal.

BYLAWS AMENDMENT TO PROVIDE FLEXIBILITY TO BOARD TO INCREASE DIRECTOR MANDATORY RETIREMENT AGE TO AGE 74 UNDER CERTAIN CIRCUMSTANCES

(Item 1)

The Board of Directors has adopted, declared advisable and is submitting for stockholder approval an amendment to the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances. The adoption of this amendment requires approval of not less than 80% of the outstanding shares of common stock entitled to vote.

The final sentence of Article II, Section 5 of the Company’s Bylaws currently reads as follows:

“No person shall be elected a director of the Corporation after having attained the age of seventy-two years.”

This Bylaw provision was adopted and approved by the Board and holders of more than 80% of the outstanding shares of the Company’s common stock entitled to vote in 2015 when the mandatory retirement age was increased from 70 years old to 72 years old with 91.4% of the Company’s outstanding shares voting in favor of the amendment. Since that time, the Board has continued to monitor trends regarding mandatory retirement ages for directors and has noted that the trend toward an older retirement age has continued in recent years. According to the 2018 Spencer Stuart U.S. Board Index, among S&P 500 boards with a mandatory retirement age, more than half set the retirement age above 73 years old, with 43.5% setting it at 75 or older, an increase from 42% in 2017 and just 11% in 2007. The Spencer Stuart Index also found that among Information Technology companies in the S&P 500 the mean retirement age is 73 years old and the median is 75 years old.

The Board believes that there are circumstances when service by a director beyond age 72 may be in the best interests of the Company and its stockholders. In particular, the Company could lose the benefit it derives from having directors who are valuable members of the Board of Directors with deep knowledge of the Company’s history and operations or who have a unique skill set or expertise. The Board also continues to believe that a mandatory retirement age for directors is appropriate and that in many instances, the appropriate mandatory retirement age is 72 years old. In order to increase the Board’s flexibility to retain highly valued directors who have reached age 72, the Board believes that it should have the flexibility to permit directors to stand for reelection upon the request of the Nominating and Corporate Governance Committee and with the approval of at least two-thirds of the directors then in office (excluding the director in question) at up to two annual stockholders meetings after having attained age 72. With this increased flexibility, the Board and Nominating and Corporate Governance Committee can assess the engagement level and value brought to the Corporation of directors who have reached age 72 or age 73 to ensure that the Board and the Corporation do not lose the benefits brought by highly engaged, highly valuable Board members with a skill set that may be difficult to replace. Even with this increased flexibility, once a director has reached age 74, that director will not be able to stand for reelection.

If the proposed amendment is approved by stockholders, the final sentence of Article II, Section 5 of the Company’s Bylaws will be amended to read as follows:

“No person shall stand for election as a director of the Corporation after having attained the age of seventy-two years; provided that, upon the request of the Nominating and Corporate Governance Committee and with the approval of at least two-thirds of the directors then in office (excluding such director) a director may stand for reelection at up to two annual stockholders meetings after having reached such age. Notwithstanding the foregoing, in no event shall a person stand for election as a director of the Corporation after having attained the age of seventy-four years.”

If approved by the stockholders, this amendment to the Company’s Bylaws will become effective immediately upon approval, and the Board of Directors will also make conforming changes to its corporate governance guidelines regarding the retirement age for directors.

The Board of Directors recommends a vote “FOR” the proposal to amend the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances.

ELECTION OF DIRECTORS

(Item 2)

Summary

The Board currently consists of eleven members, each of whose term expires at the annual meeting. Each of the eleven directors has been nominated for reelection for a term expiring at the 2020 annual meeting. Each of the nominees has agreed to serve as a director if elected, and the Company believes that each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

The following charts highlight the balance in age and the diversity in tenure, gender and ethnicity of our director nominees. Also highlighted are the variety of background and experience of the director nominees. The Board believes that this balance and mix of diversity, background and experience will help bring broad and valuable perspectives to the Board that will lead to a well-functioning board of directors.

AGE

TENURE

DIVERSITY	INDEPENDENCE

BACKGROUND AND EXPERIENCE

Key

Senior Leadership	Experience serving in a senior leadership role of a complex organization

Public Company Board	Experience as a board member of another publicly-traded company

CEO	Experience serving as a Chief Executive Officer of a publicly-traded company

Financial Expertise	Experience or expertise in finance, accounting, financial management or financial reporting

Technology	Experience or expertise in the information technology industry

Industry Sectors	Knowledge of or experience in one or more of the client industry sectors or growth segments that the Company serves

International	Experience with global business operations or with doing business internationally

Information Regarding Nominees

The names and ages of the nominees, their principal occupations and employment during the past five years, and other information regarding them are as follows.

The Board of Directors recommends a vote “FOR” all nominees.

PETER A. ALTABEF Age: 59 Director Since: 2015 Unisys Chairman, President and CEO

Professional Experience:

Mr. Altabef has served as Chairman of the Board of Unisys Corporation since April 2018 and as President and Chief Executive Officer of Unisys since January 2015. Prior to joining Unisys, Mr. Altabef was the President and Chief Executive Officer, and a member of the Board of Directors, of MICROS Systems, Inc. from 2013 until 2014, when MICROS Systems, Inc. was acquired by Oracle Corporation. He previously served as President and Chief Executive Officer of Perot Systems Corporation from 2004 until 2009, when Perot Systems was acquired by Dell, Inc. Thereafter, Mr. Altabef served as President of Dell Services (a unit of Dell Inc.) until his departure in 2011. Mr. Altabef also serves on the President’s National Security Telecommunications Advisory Committee, the boards of directors of NiSource Inc. and Petrus Trust Company, LTA., the board of the East West Institute, and the board of advisors of Merit Energy Company, LLC. He previously served as Senior Advisor to 2M Companies, Inc. in 2012, and served as a director of Belo Corporation from 2011 through 2013.

Attributes, Skills and Qualifications:

Mr. Altabef has more than 25 years of senior leadership experience in the information technology industry. Having led both Perot Systems Corporation and MICROS Systems, Inc., Mr. Altabef has a proven ability to drive revenue growth and achieve strong financial performance. As a result, Mr. Altabef has the leadership skills and experience to serve as a director and as the Chairman, President and Chief Executive Officer of the Company.

JARED L. COHON Age: 71 Director Since: 2013 Compensation Committee Nominating and Corporate Governance Committee Independent

Professional Experience:

Dr. Cohon is President Emeritus and University Professor of Civil and Environmental Engineering and Engineering and Public Policy at Carnegie Mellon University. He served as President of Carnegie Mellon from 1997 until 2013. During this period, he led the university’s global expansion while enhancing programs in information technology, diversity, international education, economic development and other areas. Prior to joining Carnegie Mellon, Dr. Cohon served as Dean of the School of Forestry and Environmental Studies at Yale University. Before that, he was an associate dean of engineering and vice provost for research at Johns Hopkins University. Dr. Cohon currently serves as a director of Ingersoll-Rand, plc. From 1999 to 2008, he served as a director of Trane, Inc. (formerly American Standard Companies, Inc.) and from 2010 to 2016, he served as director of Lexmark International, Inc.

Attributes, Skills and Qualifications:

Dr. Cohon brings to the Board both the management expertise and the unique perspective on technological matters gained from serving as the president of a global research university known for its leadership in technology programs. This, combined with his distinguished academic career, his international experience and the experience he has gained from serving as a director of multiple publicly traded companies make him a valued contributor to our Board.

NATHANIEL A. DAVIS Age: 65 Director Since: 2011 Lead Director Nominating and Corporate Governance Committee Independent

Professional Experience:

Mr. Davis is the Chairman of the Board and Chief Executive Officer of K12 Inc., a provider of proprietary curricula and on-line education programs for students in kindergarten through high school. He has been a member of the Board of Directors of K12 since 2009, has been its Chairman of the Board since 2012 and was named its Chief Executive Officer in February 2018, a position he previously held from 2014 to 2016. He has served as K12’s Executive Chairman since 2013. Mr. Davis worked as Managing Director of the RANND Advisory Group, a business consulting group that advises software, technology, media and venture capital firms, before assuming the role of Executive Chairman of K12 in 2013. From 2007 to 2008, he was President and Chief Executive Officer of XM Satellite Radio, a provider of direct satellite radio broadcasts in the U.S., and from 2006 to 2007, was its President and Chief Operating Officer. He also was a member of the XM Satellite Radio Board of Directors from 1999 until 2008. From 2000 to 2003, he was President and Chief Operating Officer and a member of the Board of Directors of XO Communications (formerly Nextlink Communications). He has also held senior management roles at Nextel Communications and MCI Communications. He began his career at AT&T. Mr. Davis also serves as a trustee of the RLJ Lodging Trust. Mr. Davis served as a director of Charter Communications, Inc. from 2005 to 2008 and as a director of EarthLink, Inc. in 2011.

Attributes, Skills and Qualifications:

Mr. Davis brings managerial and operational expertise to our Board. This expertise, as well as his extensive experience in the communications industry, brings a valuable perspective to our Board as Unisys continues its work to strengthen its competitive and financial profile in a changing IT industry.

MATTHEW J. DESCH Age: 61 Director Since: 2019 Independent

Professional Experience:

Mr. Desch has served as Chief Executive Officer and a director of Iridium Communications Inc., a global mobile, voice and data satellite communications company, since 2009. He previously served as Chief Executive Officer of Iridium’s predecessor, Iridium Holdings LLC, beginning in 2006. Prior to joining Iridium, Mr. Desch served as Chief Executive Officer of Telcordia Technologies, Inc., a telecommunications software services provider that is now part of Ericsson. Previously, he spent 13 years at Nortel Networks Corporation, including as president of the company’s global wireless networks business, and as President of Global Carriers. Mr. Desch serves on the President’s National Security Telecommunications Advisory Committee.

Attributes, Skills and Qualifications:

Mr. Desch’s deep understanding of critical infrastructure from his 35 years in the telecommunications industry brings Unisys a unique and valuable perspective regarding the security challenges faced around the globe. In addition, his expertise with the Internet of Things (IoT) will help Unisys drive its Safe Cities initiative, which focuses on supporting governments around the world in protecting the security of IOT-enabled devices.

DENISE K. FLETCHER Age: 70 Director Since: 2001 Audit and Finance Committee, Chair Compensation Committee Independent

Professional Experience:

Ms. Fletcher is a former Executive Vice President, Finance of Vulcan Inc., an investment and project company, a position she held from 2005 to 2008. From 2004 to 2005, she served as Chief Financial Officer of DaVita, Inc., a provider of dialysis services in the United States. From 2000 to 2003, she was Executive Vice President and Chief Financial Officer of MasterCard International, an international payment solutions company. Before joining MasterCard, she served as Chief Financial Officer of Bowne Inc., a global document management and information services provider. Ms. Fletcher is a director of Inovalon, Inc., a publicly-traded technology company, and a member of the Group Governance Council of Mazars Group, an international organization that specializes in audit, accounting, tax, legal, and advisory services. She is also a director of Enterra Holdings, Ltd., which through its subsidiary, Golder Associates, provides global ground engineering and environmental services. During 2004 and 2005, she served as a director of Sempra Energy and of Orbitz, Inc.

Attributes, Skills and Qualifications:

As an experienced financial and operational leader with companies in a variety of industries, Ms. Fletcher brings a broad understanding of the strategic priorities of diverse industries, coupled with knowledge of financial and tax matters and financial reporting, and experience in investments and acquisitions. In addition, Ms. Fletcher’s years at MasterCard, Bowne and Mazars have given her an understanding of the financial and other aspects of doing business globally, which is particularly important for a company like Unisys, which receives more than half of its revenue from international operations.

PHILIPPE GERMOND Age: 62 Director Since: 2016 Nominating and Corporate Governance Committee, Chair Independent

Professional Experience:

Mr. Germond is the former Chairman of the Management Board (the equivalent of Chief Executive Officer) of Europcar Groupe S.A., a publicly traded European car rental operator with a presence in more than 140 countries and the leading operator in Europe, a position he held from 2014 to 2016. Before joining Europcar Groupe, Mr. Germond served as Chairman and Chief Executive Officer of Paris Mutuel Urbain from 2009 to 2014, Chairman and Chief Executive Officer of Atos Origin from 2007 to 2008, a member of the Management Board of Atos Worldline from 2006 to 2008, President and Chief Operating Officer of Alcatel from 2003 to 2005 and Chairman and Chief Executive Officer of SFR (Societe Francaise du Radiotelephone — Cegetel) from 1995 to 2002. Prior to that, Mr. Germond began his career at Hewlett-Packard, where he served for 15 years in various marketing and sales roles of increasing responsibility, ultimately serving in Europe as the Managing Director of the Microcomputer Group and a member of the Management Board. Mr. Germond served as the Chairman of the Supervisory Board of Qosmos, a French software company, until its acquisition in December 2016.

Attributes, Skills and Qualifications:

As a successful leader in sales, operations and governance, Mr. Germond brings broad executive experience in a number of industries. His experience implementing transformation projects and making companies more digital and customer-oriented is helpful to Unisys as we continue our transformation and bring enhanced value to our clients. In addition, Mr. Germond’s vast global experience is particularly useful for Unisys, a company with about half of its revenue from international operations and approximately 30% of its revenue from Europe.

LISA A. HOOK Age: 60 Director Since: 2019 Independent

Professional Experience:

Ms. Hook served as President and Chief Executive Officer of Neustar Inc., a global information services provider, from 2010 to July 2018 and as President and Chief Operating Officer from 2008 to 2010. She joined the Neustar Board in 2010 and continues to serve the company in that capacity. Ms. Hook was President and Chief Executive Officer of Sunrocket, Inc., a voice over IP service provider, from 2006 to 2007 and held several executive-level posts at America Online, Inc. from 2001 to 2004. Previously, she was a partner at Brera Capital Partners, a global private equity investment firm; was Managing Director of Alpine Capital Group, LLC., an investment banking firm; held several executive positions at Time Warner, Inc., a diversified media company; was legal advisor to the Chairman of the Federal Communications Commission; and was a senior attorney at Viacom International, Inc., a diversified media company. Ms. Hook also serves on the Board of Directors of Philip Morris International, an international tobacco company, and Worldplay Inc., a global payment processing firm. Ms. Hook was a senior independent director of RELX PLC and RELX NV, providers of information solutions, from 2006 to 2016. Previously she served as a director of Covad Communications, Time Warner Telecom, Inc. and National Geographic Ventures. Ms. Hook has served on the National Security Telecommunications Advisory Committee since 2012.

Attributes, Skills and Qualifications:

Ms. Hook brings to Unisys more than three decades of management experience in media, entertainment and informations businesses. In addition, her experience in leading Neustar and expertise in the field of analytics will help guide Unisys and contribute to the Company’s ongoing initiative to embed leading, real-time analytics in its solutions.

DEBORAH LEE JAMES Age: 60 Director Since: 2017 Compensation Committee Nominating and Corporate Governance Committee Independent

Professional Experience:

Ms. James served as the U.S. Secretary of the Air Force from 2013 to January 2017. In this role, she was responsible for the affairs of the Department of the Air Force. Prior to serving as Secretary of the Air Force, from 2002 to 2013, Ms. James held a variety of increasingly senior positions as Science Applications International Corporation (SAIC), including Senior Vice President and Director of Homeland Security and President of SAIC’s Technical and Engineering Sector. Previously, she was Executive Vice President and Chief Operating Officer at Business Executives for National Security from 2000 to 2001 and Vice President of International Operations and Marketing at United Technologies from 1998 to 2000. Ms. James has also served as the Assistant Secretary of Defense for Reserve Affairs, Assistant to the Secretary for Legislative Affairs and as a professional staff member on the House Armed Services Committee. Ms. James is currently a director of Textron Inc. and serves on the Board of Trustees of Noblis, Inc.

Attributes, Skills and Qualifications:

Ms. James brings more than 30 years of senior homeland and national security experience in the federal government and the private sector to Unisys. Her experience leading the U.S. Air Force gives her a valuable perspective regarding cyber, logistics and border security. In addition, Ms. James’ experience in the private sector with the transformative nature of digital products and solutions is an important asset to the Board as Unisys launches its next generation of offerings.

PAUL E. MARTIN Age: 61 Director Since: 2017 Audit and Finance Committee Independent

Professional Experience:

Mr. Martin is Senior Vice President, Chief Information Officer of Baxter International, Inc., a position he has held since 2011. From 1999 to 2011, Mr. Martin was at Rexam Plc, serving as Global Chief Information Officer from 2004 to 2011 and as Division Chief Information Officer from 1999 to 2004. Previously, Mr. Martin held management roles at CIT Group Capital Financing, Burlington Northern Santa Fe Corporation, and Frito-Lay, Inc.

Attributes, Skills and Qualifications:

With extensive executive management experience across the entire IT industry, Mr. Martin understands the IT challenges that Unisys customers face. In addition, the Board will greatly benefit from Mr. Martin’s international experience and his deep life sciences and healthcare expertise, a core industry area of focus for the Company.

REGINA PAOLILLO Age: 60 Director Since: 2018 Audit and Finance Committee Independent

Professional Experience:

Ms. Paolillo has served as Executive Vice President, Chief Financial & Administrative Officer of TTEC Holdings, Inc. (formerly known as TeleTech Holdings, Inc.), a global customer experience company that designs, builds and operates omnichannel customer experiences on behalf of leading brands across the world, since 2011. Between 2009 and 2011, Ms. Paolillo was the Chief Financial Officer and Executive Vice President for Enterprise Services at TriZetto Group, Inc. While at General Atlantic from 2007 to 2008, she supported the investment teams and portfolio companies in the areas of financial, operations and human capital. Prior to General Atlantic, Ms. Paolillo served as Executive Vice President of the Revenue Cycle and Mortgage Services Division at Genpact, following its acquisition of Creditek. Prior to this acquisition, Ms. Paolillo was Creditek’s Chief Financial Officer and Chief Operating Officer before becoming the company’s Chief Executive Officer from 2003 to 2005. She has also held finance, operations and executive leadership positions at Gartner, Inc., Productivity, Inc., Citibank and Bristol-Myers Squibb. Ms. Paolillo began her career as an auditor at Price Waterhouse. Ms. Paolillo serves as director and head of the audit committee of Welltok, Inc., an enterprise software as a service company in the consumer health market.

Attributes, Skills and Qualifications:

As a certified public accountant and experienced financial and operational leader with a variety of technology and services companies, Ms. Paolillo brings a broad understanding of the strategic priorities of technology and services organizations, coupled with deep knowledge of financial and accounting matters and financial reporting as well as experience in investments and acquisitions.

LEE D. ROBERTS Age: 66 Director Since: 2011 Compensation Committee, Chair Audit and Finance Committee Independent

Professional Experience:

Mr. Roberts is Chief Executive Officer and President of BlueWater Consulting, LLC. Prior to that, he was general manager and vice president for document, content and business process management at IBM Corporation. Mr. Roberts was with FileNET Corporation from 1997 until its acquisition by IBM in 2006, serving as its Chairman and Chief Executive Officer from 2000 to 2006, its President and Chief Executive Officer from 1998 to 2000, and President and Chief Operating Officer from 1997 to 1998. Prior to FileNET, Mr. Roberts spent twenty years at IBM, where he held numerous senior management, sales and marketing roles. He is a director of Inovalon, Inc. and QAD Inc.

Attributes, Skills and Qualifications:

Mr. Roberts brings a deep understanding of the IT industry, technology trends and customer requirements to the Board. In addition, his extensive executive experience in our industry enables him to provide important strategic counsel to the Board.

Board Meetings; Attendance at Annual Meetings

The Board of Directors held eight meetings in 2018. During 2018, all directors attended at least 75% of the total number of meetings of the Board and standing committees on which they served (held during the period when the director served).

It is the Company’s policy that all directors should attend the annual meeting of stockholders. All of the Company’s current directors who were directors at the time of the 2018 annual meeting attended that meeting.

Independence of Directors

All of the Company’s directors and nominees for director other than Mr. Altabef meet the independence requirements prescribed by the NYSE and, in the case of members of the Audit and Finance Committee, also meet the audit committee independence requirements prescribed by the SEC. In assessing whether a director or nominee has a material relationship with Unisys (either directly or as a partner, stockholder or officer of an organization that has a relationship with Unisys), the Board uses the criteria outlined below in paragraph 2 of “Corporate Governance Guidelines”. All non-employee directors met these criteria in 2018.

Committees

The Board of Directors has a standing Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. The specific functions and responsibilities of each committee are set forth in its charter, which is available on the Company’s web site at www.unisys.com/governance and is also available in print to any stockholder who requests it.

The current composition of each standing committee is set forth below:

Director	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Peter A. Altabef

Jared L. Cohon		X	X

Nathaniel A. Davis			X

Matthew J. Desch(1)

Denise K. Fletcher	Chair	X

Philippe Germond			Chair

Lisa A. Hook(1)

Deborah Lee James		X	X

Paul E. Martin	X

Regina Paolillo	X

Lee D. Roberts	X	Chair

(1)	Mr. Desch was elected to the Board of Directors as of January 1, 2019 and Ms. Hook was elected as of of February 15, 2019. Neither has been appointed to a standing committee.

AUDIT AND FINANCE COMMITTEE

Members: Ms. Fletcher (chair), Mr. Martin, Ms. Paolillo and Mr. Roberts

Number of Meetings: 9

Independence and Qualifications: The Board has determined that each of Ms. Fletcher, Mr. Martin, Ms. Paolillo and Mr. Roberts qualifies as independent under the listing standards of the NYSE and is financially literate and that Ms. Fletcher, Ms. Paolillo and Mr. Roberts are each an “audit committee financial expert” as defined by the SEC.

Purpose: The Audit and Finance Committee assists the Board in its oversight of (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the soundness of its systems of internal controls regarding financial reporting and accounting compliance, (3) the independence and qualifications of the Company’s independent registered public accounting firm, (4) the performance of the Company’s internal audit function and its independent registered public accounting firm, (5) the Company’s compliance with legal and regulatory requirements and the soundness of its ethical and environmental compliance programs, (6) the Company’s risk assessment and risk management policies, (7) the Company’s financial affairs, including its capital structure, financial arrangements, capital spending and acquisition and disposition plans and (8) the management and investment of funds in the pension, savings and welfare benefit plans sponsored by the Company. The Audit and Finance Committee is also responsible for preparing the report required by the SEC to be included in the Company’s annual proxy statement.

COMPENSATION COMMITTEE

Members: Dr. Cohon, Ms. Fletcher, Ms. James and Mr. Roberts (chair)

Number of Meetings: 6

Independence and Qualifications: The Board has determined that each of Dr. Cohon, Ms. Fletcher, Ms. James and Mr. Roberts qualifies as independent under the listing standards of the NYSE.

Purpose: The Compensation Committee (1) oversees the compensation of the Company’s elected executive officer and other executives who report directly to the Chief Executive Officer, (2) oversees the compensation-related policies and programs involving the Company’s executive management and the level of benefits of officers and key employees and (3) reviews the senior executive succession plan and the senior executive leadership development process as presented by the Chief Executive Officer. The committee regularly reviews and approves the Company’s executive compensation strategy and principles to ensure that they are aligned with the Company’s business strategy and objectives and with stockholder interests. Under its charter, the Compensation Committee annually reviews and approves goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and makes recommendations to the independent members of the Board concerning the compensation level of the Chief Executive Officer. The committee also annually reviews and approves compensation levels of the other elected officers. In this regard, the committee solicits input from the Company’s Chief Executive Officer regarding the compensation of those executives who report directly to him. The Compensation Committee also reviews and recommends to the Board the adoption of director compensation programs. The Company’s guidelines regarding the compensation of directors are described more fully in paragraph 11 of “Corporate Governance Guidelines” below. Under its charter, the Compensation Committee also annually reviews management’s assessment of risk as it relates to the Company’s compensation arrangements. As is discussed more fully below in “Compensation Discussion and Analysis”, the Compensation Committee regularly receives reports and recommendations from management and from the committee’s outside compensation consultant to assist it in carrying out its responsibilities. In 2018, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) as its outside compensation consultant. During 2018, Pearl Meyer and its affiliates did not provide any additional services to the Company or its affiliates, and the work of Pearl Meyer has not raised any conflict of interest. Under its charter, the committee also may consult with legal, accounting or other advisors, as appropriate, and may form and delegate authority to subcommittees when appropriate.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: Dr. Cohon, Mr. Davis, Mr. Germond (chair) and Ms. James

Number of Meetings: 5

Independence and Qualifications: The Board has determined that each of Dr. Cohon, Mr. Davis, Mr. Germond and Ms. James qualifies as independent under the listing standards of the NYSE.

Purpose: The Nominating and Corporate Governance Committee identifies and reviews candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. The director nomination process and the factors considered by the committee when reviewing candidates are described below in “Director Nomination Process.” It also oversees the Company’s corporate governance. As a part of this responsibility, the Nominating and Corporate Governance Committee oversees the evaluation of the Board of Directors, including reviewing annually with the Board the independence of outside directors and annually facilitating the Board’s self-assessment of its performance.

Director Nomination Process

As part of the nomination process, the Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board and for identifying qualified candidates for Board membership. In so doing, the Nominating and Corporate Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, expertise, strength of character, mature judgment, leadership ability, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company’s business. Since the last annual meeting, the Nominating and Corporate Governance Committee recommended, and the Board elected, two new directors—Mr. Desch in January 2019 and Ms. Hook in February 2019. As part of the selection process, the Board considered Mr. Desch’s extensive experience in government and in travel and transportation and took into account Ms. Hook’s experience in leading Neustar and her expertise in the field of analytics.

As set forth above, the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race and gender.

The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including Board members. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. The committee will also consider recommendations for Board membership received from stockholders and other qualified sources. Recommendations on director candidates must be in writing and addressed to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Unisys Corporation, 801 Lakeview Drive, Suite 100, Blue Bell, Pennsylvania 19422.

The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, President and Chief Executive Officer and lead director, reviews each director’s continuation on the Board as a regular part of the annual nominating process. Specific information on the qualifications of each of the Company’s directors is included above.

Communications with Directors

Stockholders and other interested parties may send communications to the Board of Directors or to the non-employee directors as a group by writing to them c/o Corporate Secretary, Unisys Corporation, 801 Lakeview Drive, Suite 100, Blue Bell, Pennsylvania 19422. All communications directed to Board members will be delivered to them.

Board Leadership Structure

The Board believes that it should have the flexibility to make the selection of Chairman of the Board and Chief Executive Officer in the way that it believes best to provide appropriate leadership for the Company at any given point in time. Therefore, the Board does not have a policy, one way or the other, on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Company’s corporate governance guidelines require the Board to elect a lead director from its independent directors whenever the Chairman is an employee of the Company.

When Mr. Altabef began as the Company’s CEO in January 2015, the Board determined to separate the positions of Chairman and CEO as Mr. Altabef transitioned into the role and the Board appointed another director as non-executive Chairman to provide the Board with independent leadership during the CEO transition and to enable Mr. Altabef, as incoming CEO, to concentrate on the Company’s business operations.

As the Chairman at the time prepared to retire from the Board last year, the Board conducted an in-depth review of its leadership structure and considered the individuals best-suited to lead the Board as the Company implements and executes its business strategy. As a part of this review, the Nominating and Corporate Governance Committee hired a third-party firm to conduct interviews of each director to assess the skill set and qualifications that each director believed was important for the Chairman to possess and to discuss with each director who would most effectively lead the Board. In making its recommendation to the Board, the Nominating and Corporate Governance Committee also reviewed recommended best practices for corporate governance.

As a result of this process, based on the recommendation of the Nominating and Corporate Governance Committee, the Board determined that combining the positions of Chairman and CEO and electing Mr. Altabef to serve as the Chairman and Mr. Davis to serve as independent lead director upon the former Chairman’s retirement best positions the Board and management to implement the Company’s strategy and deliver value to the Company’s stockholders going forward. The Board believes that adopting this leadership structure provides independent board leadership and oversight while benefiting the Company by having Mr. Altabef also serve as Chairman following his transition as incoming

CEO, during which he demonstrated the strong leadership and vision necessary to drive the Company’s strategies and achieve its objectives.

Risk Oversight

In its oversight role, the Board of Directors annually reviews the Company’s strategic and operating plans, which address, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management oversight responsibility to the Board committees. As part of its responsibilities as set forth in its charter, the Audit and Finance Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. In this regard, the Company’s chief audit executive prepares annually a corporate risk assessment report and provides that report to the Board of Directors each year. This report identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company and identifies the controls and management initiatives that respond to and mitigate those risks. The Company’s management regularly evaluates these controls, and the chief audit executive periodically reports to the Audit and Finance Committee regarding their design and effectiveness. The Audit and Finance Committee also receives annual reports from management on the Company’s ethics program and on environmental compliance, regularly reviews with management the Company’s financial arrangements, capital structure and the Company’s ability to access the capital markets, and oversees the allocation policies with respect to the Company’s pension assets, as well as the performance of pension plan investments. As part of its responsibilities as set forth in its charter, the Compensation Committee annually reviews management’s assessment of risk as it relates to the Company’s compensation arrangements. The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each committee regularly reports to the full Board.

Compensation of Directors

During 2018, the Company’s non-employee directors received an annual retainer of $60,000. Effective January 1, 2019, the amount of this annual retainer will be increased to $85,000. During 2018 and continuing in 2019, the independent lead director received and will continue to receive an additional $50,000 annual retainer. During 2018, the chair of the Audit and Finance Committee received a $26,000 annual retainer, which amount will be increased to $30,000 during 2019. During 2018, the chair of the Compensation Committee received a $19,000 annual retainer, which will be increased to $20,000 beginning March 1, 2019. The chair of the Nominating and Corporate Governance Committee received a $16,250 annual retainer during 2018 and will receive the same amount during 2019. During 2018 and continuing in 2019, each other member of the Audit and Finance Committee received and will receive a $12,000 annual retainer and each other member of the Compensation Committee and the Nominating and Corporate Governance Committee received and will receive a $7,500 annual retainer. On February 12, 2018, each non-employee director on that date received an annual grant of 14,635 restricted stock units having a value of $150,009 based on the fair market value of Unisys common stock on that date that vested immediately. On April 26, 2018, Ms. Paolillo received an annual grant of 12,223 restricted stock units having a value of $137,509 based on the fair market value of

Unisys common stock on that date that vested immediately. Directors may defer receipt of these restricted stock units until termination of service, or until a specified date, under the Company’s deferred compensation plan for directors.

The annual retainers described above are paid in monthly installments in cash. However, directors may defer until termination of service, or until a specified date, all or a portion of their cash fees under the Company’s deferred compensation plan for directors. Under this plan, any deferred cash amounts, and earnings or losses thereon (calculated by reference to investment options available under the Unisys Savings Plan and selected by the director), are recorded in a memorandum account maintained for each director. Formerly, directors could choose, on an annual basis, to receive their fees in the form of common stock equivalent units under the Unisys Corporation Director Stock Unit Plan. The value of each stock unit at any point in time is equal to the value of one share of Unisys common stock. Stock units are recorded in a memorandum account maintained for each director. A director’s stock unit account is payable in Unisys common stock, either upon termination of service or on a date specified by the director, at the director’s option. Directors do not have the right to vote with respect to any stock units. This plan was terminated in 2004 and no shares (other than shares subject to outstanding awards previously received) are available for future issuance under this plan. The right to receive future payments of deferred cash accounts is an unsecured claim against the Company’s general assets. Directors who are employees of the Company do not receive any cash, stock units, stock options or restricted stock units for their services as directors. The following table provides a summary of the 2018 compensation of current non-employee directors who served during 2018.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Jared L. Cohon	75,000	150,009	—	—	—	—	225,009

Nathaniel A. Davis Lead Director	104,550	150,009	—	—	—	—	254,559

Denise K. Fletcher Chair, Audit and Finance Committee	91,000	150,009	—	—	—	—	241,009

Philippe Germond Chair, Nominating and Corporate Governance Committee	73,333	150,009	—	—	—	—	223,342

Deborah Lee James	72,500	150,009	—	—	—	—	222,509

Paul E. Martin	72,000	150,009	—	—	—	—	222,009

Regina Paolillo	53,000	137,509	—	—	—	—	190,509

Lee D. Roberts Chair, Compensation Committee	91,000	150,009	—	—	—	—	241,009

(1)

Amounts shown are the annual board retainer and annual retainer fees for chairs of committees, committee membership and lead director. Includes amounts that have been deferred under the deferred compensation plan for directors. Also includes the value of stock units received in lieu of cash payments of retainers and fees, as described above.

(2)

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 14 to the Company’s 2018 financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018. Amounts shown are in respect of the 14,635 restricted stock units granted to directors other than Ms. Paolillo on February 12, 2018 and in respect of the 12,223 restricted stock units granted to Ms. Paolillo on April 26, 2018. Includes awards that have been deferred under the deferred compensation plan for directors.

(3)	At December 31, 2018, Ms. Fletcher had outstanding 1,314.8 stock units in respect of directors’ fees and no other director had any such stock units.

(4)	At December 31, 2018, none of the directors had outstanding stock options.

Under the Company’s stock ownership guidelines, directors are expected to own Unisys stock or stock units having a value equal to five times their annual retainer within five years after the director’s date of election to the Board. Directors serving as of January 1, 2019 will have until January 1, 2024 to be compliant with the increase in the expected ownership levels resulting from the increase in the annual retainer that became effective in 2019. The number of shares owned by each director is set forth in the stock ownership table on page 42.

Code of Ethics and Business Conduct

The Unisys Code of Ethics and Business Conduct applies to all employees, officers (including the Chief Executive Officer, Chief Financial Officer and principal accounting officer or controller) and directors. The code is posted on the Company’s web site at www.unisys.com/ethics and is also available in print to any stockholder who requests it. The Company intends to post amendments to or waivers from the code (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or principal accounting officer or controller) at this location on its web site.

Corporate Governance Guidelines

The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues. The full text of these guidelines is available on the Company’s web site at www.unisys.com/governance and is also available in print to any stockholder who requests it. Among other matters, the guidelines cover the following:

1. A majority of the Board of Directors shall qualify as independent under the listing standards of the NYSE. Members of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees must also meet the NYSE independence criteria, as well as any applicable independence criteria prescribed by the SEC.

2. The Nominating and Corporate Governance Committee reviews annually with the Board the independence of outside directors. Following this review, only those directors who meet the independence qualifications prescribed by the NYSE and who the Board affirmatively determines have no material relationship with the Company will be considered independent. The Board has determined that the following commercial or charitable relationships will not be considered to be material relationships that would impair independence: (a) if a director is an executive officer or partner of, or owns more than a ten percent equity interest in, a company that does business with Unisys, and sales to or purchases from Unisys are less than one percent of the annual revenues of that company and (b) if a director is an officer, director or trustee of a charitable organization, and Unisys contributions to that organization are less than one percent of its annual charitable receipts.

3. The Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of its current make-up, and will consider factors such as independence, experience, expertise, strength of character, mature judgment, leadership ability, technical skills, diversity and age in its assessment of the needs of the Board.

4. The Board is free to make the selection of Chairman of the Board and Chief Executive Officer any way that seems best to assure the success of the Company so as to provide appropriate leadership at a given point in time. Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chief Executive and Chairman of the Board should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. If the Chairman of the Board is not an employee of the Company, the Chairman should qualify as independent under the listing standards of the NYSE.

5. In accordance with the Company’s Bylaws, no director shall stand for re-election at any annual stockholders’ meeting following attainment of age 72 and no person shall be elected a director (as a result of an increase in the number of directors, to fill a vacancy or otherwise) if such person has attained the age of 72.

6. Directors should volunteer to resign from the Board upon a change in primary job responsibility. The Nominating and Corporate Governance Committee will review the appropriateness of continued Board membership under the circumstances and will recommend, and the Board will determine, whether or not to accept the director’s resignation. In addition, if the Company’s Chief Executive Officer resigns from that position, he is expected to offer his resignation from the Board at the same time.

7. Non-employee directors are encouraged to limit the number of public company boards on which they serve to no more than four in addition to the Company’s and should advise the Chairman of the Board and the general counsel of the Company before accepting an invitation to serve on another board.

8. The non-employee directors will meet in executive session at all regularly scheduled Board meetings. They may also meet in executive session at any time upon request. If the Chairman of the Board is an employee of the Company, the Board will elect from the independent directors a lead director who will preside at executive sessions. If the Chairman is not an employee, the Chairman will preside at executive sessions.

9. Board members have complete access to Unisys management. Members of senior management who are not Board members regularly attend Board meetings, and the Board encourages senior management, from time to time, to bring into Board meetings other managers who can provide additional insights into the matters under discussion.

10. The Board and its committees have the right at any time to retain independent outside financial, legal or other advisors.

11. It is appropriate for the Company’s staff to report once a year to the Compensation Committee on the status of Board compensation in relation to other large U.S. companies. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and concurrence by the Board. Particular attention will be paid to structuring Board compensation in a manner aligned with stockholder interests. In this regard, a meaningful portion of a director’s compensation should be provided and held in stock options and/or stock units. Directors should not, except in rare circumstances approved by the Board, draw any consulting, legal or other fees from the Company. In no event shall any member of the Audit and Finance Committee receive any compensation from the Company other than directors’ fees.

12. The Company will provide an orientation program for new directors. The Company will also provide directors with presentations from time to time on topics designed by the Company or third-party experts to assist directors in carrying out their responsibilities. Directors may also attend appropriate continuing education programs at the Company’s expense.

13. The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. In addition, each committee will conduct an annual self-evaluation of its performance and will make a report annually to the Board.

14. The non-employee directors will evaluate the performance of the Chief Executive Officer annually and will meet in executive session, led by the chairperson of the Compensation Committee, to review this performance. The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management. Based on this evaluation, the Compensation Committee will recommend, and the members of the Board who meet the independence criteria of the NYSE will determine and approve, the compensation of the Chief Executive Officer.

15. To assist the Board in its planning for the succession to the position of Chief Executive Officer, the Chief Executive Officer is expected to provide an annual report on succession planning to the Board.

16. Members of the Board should at all times act in accordance with the Company’s confidentiality policy for directors.

17. The Company’s stockholder rights plan expired on March 17, 2006, and it has no present intention to adopt a new one. Subject to its continuing fiduciary duties, which may dictate otherwise depending on the circumstances, the Board shall submit the adoption of any future stockholder rights plan to a vote of the stockholders. Any stockholder rights plan adopted or extended without stockholder approval shall be approved by a majority of the independent members of the Board and shall be in response to specific, articulable circumstances that are deemed to warrant such action without the delay that might result from seeking prior stockholder approval. If the Board adopts or extends a rights plan without prior stockholder approval, the Board shall, within one year, either submit the plan to a vote of the stockholders or redeem the plan or cause it to expire.

Related Party Transactions

The Company is required to disclose any transactions since the beginning of 2018 (or any currently proposed transaction) in which the Company was a participant, the amount involved exceeds $120,000 and a director or executive officer, any immediate family member of a director or executive officer or any person or group beneficially owning more than 5% of the Company’s common stock had a direct or indirect material interest. The Company does not have any such transactions to report.

Currently the Company has not adopted a policy specifically directed at the review, approval or ratification of related party transactions required to be disclosed. However, under the Unisys Code of Ethics and Business Conduct, all employees, officers and directors are required to avoid conflicts of interest. Employees (including officers) must review with, and obtain the approval of, their immediate supervisor and the Company’s Corporate Ethics Office, any situation (without regard to dollar amount) that may involve a conflict of interest. Directors should raise possible conflicts of interest with the Chief Executive Officer or the general counsel. The code of ethics defines a conflict of interest as any relationship, arrangement, investment or situation in which loyalties are divided between Unisys interests and personal interests and specifically notes involvement (either personally or through a family member) in a business that is a competitor, supplier or customer of the Company as a particularly sensitive area that requires careful review.

Audit and Finance Committee Report

In performing its oversight responsibilities as defined in its charter, the Audit and Finance Committee has reviewed and discussed the audited financial statements and reporting process for 2018, including internal controls over financial reporting, with management and with KPMG LLP, the Company’s independent registered public accounting firm. The committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees. In addition, the committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the committee concerning independence and has discussed with KPMG LLP their independence. The committee has also considered the compatibility of audit-related services, tax services and other non-audit services with KPMG LLP’s independence.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Audit and Finance Committee

Denise K. Fletcher (Chair)

Paul E. Martin

Regina Paolillo

Lee D. Roberts

Independent Registered Public Accounting Firm Fees and Services

KPMG LLP was the Company’s independent registered public accounting firm for the years ended December 31, 2018 and 2017. KPMG LLP has billed the Company the following fees for professional services rendered in respect of 2018 and 2017 (in millions of dollars):

	2018	2017
Audit Fees	8.0	$8.9
Audit-Related Fees	1.0	1.7
Tax Fees	0.2	0.2
All Other Fees	—	—

Audit fees consist of fees for the audit and review of the Company’s financial statements, statutory audits, comfort letters, consents, assistance with and review of documents filed with the SEC and Section 404 attestation procedures. Audit-related fees consist of fees for SSAE No. 16 engagements, employee benefit plan audits, accounting advice regarding specific transactions and various attestation engagements. Tax fees principally represent fees for tax compliance and advisory services.

The Audit and Finance Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm. The committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that contains a list of pre-approved services, which the committee may revise from time to time. In addition, the Audit and Finance Committee has delegated pre-approval authority to the chair of the committee. The chair of the committee reports any such pre-approval decision to the Audit and Finance Committee at its next scheduled meeting.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Item 3)

The Audit and Finance Committee has engaged the firm of KPMG LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2019. KPMG LLP has been the Company’s independent registered public accounting firm since 2008. The Company expects that representatives of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders. The Board of Directors considers KPMG LLP to be well qualified to serve as the independent registered public accounting firm for Unisys and recommends a vote for the proposal to ratify their selection.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Item 4)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is asking stockholders to approve an advisory resolution on compensation of its named executive officers, as described below in this proxy statement in “Executive Compensation”, “Summary Compensation Table” and the related compensation tables and narrative.

As described in detail in “Compensation Discussion and Analysis” beginning on page 43, the Company’s executive compensation program is designed to attract, motivate and retain the executives who lead the Company’s business, to reward them for achieving financial and strategic company goals and to align their interests with the interests of stockholders. The Company believes that the compensation of its named executive officers is reasonable, competitive and strongly focused on pay for performance principles, with a significant portion of target compensation at risk and performance based. The Company emphasizes compensation opportunities that appropriately reward executives for delivering financial results that meet or exceed pre-established goals, and executive compensation varies depending upon the achievement of those goals. Through stock ownership requirements and equity incentives, the Company also aligns the interests of its executive officers with those of stockholders and the long-term interests of the Company. The Company believes that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the executive compensation reported in this proxy statement was appropriate and aligned with 2018 results. Please read the “Compensation Discussion and Analysis” below, as well as the compensation tables and narrative that follow it, for additional details about the Company’s executive compensation programs and compensation of the named executive officers in 2018.

For the reasons set forth above, the Company is asking stockholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the stockholders of Unisys Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company’s Board of Directors. However, the Board and the Compensation Committee will review and consider the vote when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the compensation of the Company’s named executive officers as described in this proxy statement.

2019 LONG-TERM INCENTIVE AND EQUITY COMPENSATION PLAN

(Item 5)

General

On February 8, 2019, the Board of Directors unanimously adopted, subject to stockholders’ approval at the annual meeting, the Unisys Corporation 2019 Long-Term Incentive and Equity Compensation Plan (the “2019 Equity Plan”). The 2019 Equity Plan will become effective on the date it is approved by stockholders (the “Plan Effective Date”). A copy of the 2019 Equity Plan is attached to this proxy statement as Appendix A.

We currently maintain the 2016 Long-Term Incentive and Equity Compensation Plan (the “2016 Plan”), which was approved by our stockholders at the 2016 Annual Meeting of Stockholders. Additionally, there are awards currently outstanding under the 2003 Long-Term Incentive and Equity Compensation Plan (the “2003 Plan”) and the 2010 Long-Term Incentive and Equity Compensation Plan (the “2010 Plan”), plans under which we may no longer grant awards (the 2003 Plan, 2010 Plan and 2016 Plan are collectively, the “Prior Plans”). To the extent that outstanding awards under the 2003 Plan or the 2010 Plan terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested or paid, the shares subject to those awards currently become available for issuance or transfer under the 2016 Plan. As of the record date, 51,762,063 shares of our common stock were outstanding and the shares remaining available for issuance under all of the Company’s equity plans, including the 2016 Plan that are not subject to currently outstanding awards, and shares subject to currently outstanding awards (including shares reserved for above target performance) under all such plans (some of which may become available under the 2016 Plan) were as follows (shares in thousands rounded to the nearest thousand):

	2003 Plan	2010 Plan	2016 Plan	DSU Plan*	Total

Shares Available	—	—	1,601	—	1,601

Full Value Shares Outstanding (including shares reserved for above target performance)	86	14	3,328	2.4	3,430

Options/SARs outstanding	177	377	—	—	554

Total	263	391	4,929	2.4	5,585

*	Unisys Corporation Director Stock Unit Plan

Total (all plans as of record date)

Weighted average exercise price of all outstanding options/SARs	23.49

Weighted average remaining term of all outstanding options/SARs	2.09

Upon stockholder approval, the 2019 Equity Plan will replace the 2016 Plan and no further awards will be granted under the 2016 Plan. If the 2019 Equity Plan is not approved by stockholders, then the 2019 Equity Plan will not become effective and the 2016 Equity Plan will continue in full force and effect.

If the 2019 Equity Plan is approved by stockholders, then (i) shares with respect to grants outstanding under the Prior Plans immediately prior to the Plan Effective Date that, on or after such date, terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, vested or paid under the applicable Prior Plan may be issued or transferred under the 2019 Equity Plan and (ii) shares remaining available for issuance under the 2016 Plan immediately prior to the Plan Effective Date that are not subject to outstanding awards under any Prior Plan may also be issued or transferred under the 2019 Equity Plan. The terms and conditions of outstanding awards under the Prior Plans will not be affected by the approval of the 2019 Equity Plan, and the Prior Plans will remain in effect with respect to such awards.

In addition to the shares that remain available for issuance under the 2016 Plan, we are requesting an additional 3,500,000 shares for issuance under the 2019 Equity Plan. This number was determined based on an analysis of various factors, including historical burn rate, potential dilution, industry plan cost standards, and anticipated equity compensation needs. In 2018, the 2016 Plan’s average burn rate was 5.69%. We have estimated that the potential dilution to current stockholders that could result from the future issuance of shares available under the 2019 Equity Plan, in addition to shares subject to awards outstanding under the Prior Plans, would be approximately 14.93%, calculated as follows:

New Shares Requested + Shares Available + Shares Subject to Outstanding Awards

New Shares Requested + Shares Available + Shares Subject to Outstanding Awards

+ Total Common Stock Outstanding

Based on these factors and our current grant practices, the shares requested for use under the 2019 Equity Plan are expected to meet our equity grant needs for approximately 3 to 5 years. The shares reserved may, however, last for a greater or fewer number of years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and our stock price.

The Board of Directors recommends a vote “FOR” the approval of the 2019 Equity Plan.

Why Stockholders Should Approve The 2019 Equity Plan

•

Additional shares are needed. If stockholders do not approve the 2019 Equity Plan, the Company expects that the current equity program will have an insufficient amount of shares to grant prior to the 2020 Annual Meeting in light of our compensation structure and strategy. If we cannot grant equity awards, we will be placed at a competitive disadvantage, making it difficult to attract, retain, and develop the talent of our employees, officers and non-employee directors.

•

Equity awards are an important component of the Company’s compensation program. The 2019 Equity Plan will enable us to attract, retain and develop the talent of employees, officers, and non-employee directors.

•

Equity incentives align the interests of our executives with those of our stockholders. Our philosophy is to provide a significant portion of executive compensation in the form of equity awards that are at-risk and performance-based. Equity awards are designed to provide key leaders with a stake in the long-term success of the Company as well as align executive and stockholder interests.

•

The 2019 Equity Plan provides flexibility. We will be able to continue to adapt the compensation of key individuals to accommodate changes in best practices, law, accounting principles, and corporate objectives if the 2019 Equity Plan is approved.

•

Approval of the 2019 Equity Plan establishes limits on non-employee directors’ incentive and equity compensation. The Prior Plans do not place a limit on the amount of equity incentive or cash compensation that may be granted to our non-employee directors. In order to align non-employee director compensation with stockholder interests, conform with emerging corporate governance best practices and establish transparent, fixed parameters within which director compensation can be set, the 2019 Equity Plan limits the aggregate value of equity awards or other awards granted thereunder and any other cash compensation paid to any individual non-employee director as compensation for services as a director to $600,000 for any calendar year. The value of the historical aggregate compensation paid to our non-employee directors is below this threshold, but this limit provides the Board of Directors with flexibility to allow for reasonable increases in annual compensation over time, provide additional compensation where additional, unanticipated services are required from directors and attract and retain outstanding director candidates who have the requisite experience and background necessary to exercise oversight of a complex global organization like the Company.

Key Plan Features

The 2019 Equity Plan is intended to reinforce the alignment between employees’ and non-employee directors’ interests and stockholders’ interests, and purposefully excludes features that could misalign those interests. Accordingly, the 2019 Equity Plan:

•	Does not permit liberal share counting in any circumstance

•	Prohibits the payment of dividends or dividend equivalent rights on unvested equity awards

•	Limits grants to any individual employee in a calendar year

•	Limits non-employee directors’ aggregate cash and equity compensation in a calendar year

•	Prohibits repricing of stock options and stock appreciation rights without stockholder approval, other than in connection with a capitalization event adjustment or change in control

•	Does not provide for automatic vesting upon a change in control

•	Does not have evergreen share pool provisions

•	Does not have a replacement option or stock appreciation right feature

•	Does not provide tax gross-ups to officers, non-employee directors or other plan participants

•	Authorizes the recoupment of awards under our recoupment policies and/or any recoupment requirements imposed under applicable laws

Plan Summary

This summary of the 2019 Equity Plan’s principal features is qualified in its entirety by reference to the 2019 Equity Plan, which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2019 Equity Plan is to provide designated employees and non-employee members of the Board of Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, other equity-based awards and incentive awards (collectively “awards”). We believe that the 2019 Equity Plan will support our ongoing efforts to attract, retain and develop exceptional talent and enable us to provide incentives directly linked to our short and long-term objectives and increases in stockholder value.

Shares Reserved

If the 2019 Equity Plan is approved by stockholders, the maximum number of shares available to be granted under the 2019 Equity Plan will be the sum of the following: (i) 3,500,000 shares, plus (ii) shares subject to outstanding awards under the Prior Plans immediately prior to the Plan Effective Date, to the extent that such awards subsequently terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised, vested or paid under the applicable Prior Plan, plus (iii) the aggregate number of shares remaining available for issuance under the 2016 Plan immediately prior to the Plan Effective Date that are not subject to outstanding awards under the Prior Plans. In no event will the aggregate number of shares of common stock issuable under the 2019 Equity Plan exceed 9,085,000 shares. The aggregate number of shares that may be issued under the 2019 Equity Plan as incentive stock options is 2,500,000 shares. The number of shares available under the 2019 Equity Plan (including for incentive stock options) is subject to adjustment in the event of certain capitalization events. The issuance of any shares under the 2019 Equity Plan will result in a reduction of the number of shares available for awards under the plan on a one-for-one basis.

Shares subject to previously granted awards under the 2019 Equity Plan will go back into the share pool and be available for future grants if the awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or are otherwise forfeited or not paid in full in shares of common stock. Awards that are designated at grant as cash-settled awards will not be counted against the limit on the shares available under the 2019 Equity Plan.

Shares surrendered to pay the exercise price of an option or withheld to pay the taxes on any award and shares repurchased by the Company with the proceeds of an option exercise are not added to the share pool and will not be available for future grants. Additionally, the full number of shares subject to stock appreciation rights exercised and settled in shares will be counted against the limit on the shares available under the 2019 Equity Plan.

The common stock covered by the 2019 Equity Plan may be either authorized but unissued shares or reacquired shares, including shares of common stock purchased by us on the open market. On March 11, 2019, the closing price of a share of our common stock on the New York Stock Exchange was $13.10.

Award Limits

Subject to adjustment in the event of certain capitalization events, no employee is eligible to receive awards covering more than 1,000,000 shares in any calendar year. Further, no person may be granted dividend equivalents or incentive awards payable in cash measured with respect to a performance period of one year or less in excess of $5,000,000 or with respect to a performance period of more than one year in excess of $10,000,000.

Non-Employee Director Limits

Notwithstanding any provision to the contrary in the 2019 Equity Plan or in any policy of the Company regarding compensation payable to a non-employee director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards payable in shares and the maximum amount that may become payable pursuant to all cash-

settled awards that may be granted under the 2019 Equity Plan as compensation for services as a non-employee director, together with cash compensation paid to the non-employee director in the form of Board of Director and committee retainer, meeting or similar fees, during any calendar year may not exceed $600,000.

Administration

The 2019 Equity Plan will be administered by a committee comprised of no fewer than two members of the Board of Directors who are appointed by the Board of Directors to administer the 2019 Equity Plan. To the extent deemed necessary by the Board of Directors, each committee member will satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other stock exchange on which the shares are at the time primarily traded and (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended. The Board of Directors has delegated authority to our Compensation Committee (the “Committee”) to administer the 2019 Equity Plan. Subject to requirements of the New York Stock Exchange and applicable law, the Committee may delegate certain administrative matters under the 2019 Equity Plan to officers of the Company.

The Committee’s authority includes but is not limited to the power to: (i) construe and interpret the 2019 Equity Plan, and any agreement executed pursuant to the 2019 Equity Plan, (ii) determine who will be granted awards from the eligible population, (iii) determine the type, size and terms and conditions of the awards, (iv) determine the time when the awards will be made and the duration of any applicable exercise, vesting or restriction period, (v) determine whether the grant, vesting, exercise, issuance, retention and/or payment of an award will be subject to the attainment of one or more performance goals, (vi) amend the terms and conditions of any previously issued award, (vii) determine any restrictions on resale applicable to the shares to be issued or transferred pursuant to the award, (viii) determine whether, and to what extent, and pursuant to what circumstances an award may be settled in, or the exercise price may be paid in, cash, shares, or other awards or property, or an award may be cancelled, forfeited or surrendered, (ix) determine the number of shares or other consideration subject to awards, (x) determine whether awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to, other awards under the 2019 Equity Plan or any other incentive or compensation plan, (xi) establish, adopt or revise any rules and regulations, including adopting sub-plans to facilitate compliance with applicable laws, ease administration and/or take advantage of tax-favorable treatment for awards, (xii) determine whether any award will be subject to any non-competition, non-solicitation, confidentiality, clawback or other covenants, (xiii) determine whether an incentive award or performance-based award has been earned, and (xiv) make all other determinations necessary or advisable for the administration. The Committee may accelerate the vesting of any awards at any time for any reason and may provide for complete or partial exceptions to any service or performance requirement as it deems appropriate.

Adjustments

The 2019 Equity Plan provides for equitable adjustment by the Committee to the number and kind of shares reserved under the 2019 Equity Plan, the number and kind of shares covered by, or issuable pursuant to, each outstanding award, the exercise or base price relating to an award, the individual share-based award limits under the 2019 Equity

Plan and any other terms of affected awards in the event of certain capitalization events. Such events include a change in the number or kind of shares of common stock outstanding due to an event such as a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, merger, reorganization, consolidation, reclassification or change in par value, or similar extraordinary or unusual event affecting the shares without the Company’s receipt of consideration, or if the value of the shares is substantially reduced due to a spinoff or the Company’s payment of an extraordinary dividend.

Eligibility

Incentive stock options may be granted only to employees of the Company and its subsidiary corporations. All other awards may be granted to employees and non-employee directors of the Company and its subsidiaries. As of the record date, eleven executive officers and ten non-employee directors would be eligible to receive awards under the 2019 Equity Plan, if it were in effect. In 2019, awards under the 2016 Plan have been made to eleven of our executive officers, ten non-employee directors, and approximately 226 non-executive officer employees of the Company and its subsidiaries.

Duration

The 2019 Equity Plan was adopted by the Board of Directors and will become effective upon its approval by the Company’s stockholders. If approved by the stockholders, the 2019 Equity Plan will continue in effect until the tenth anniversary of the Plan Effective Date, unless terminated earlier by the Board of Directors (except with respect to incentive stock options which may not be granted after the tenth anniversary of Board adoption of the 2019 Plan).

No Repricing

The 2019 Equity Plan prohibits repricing of stock options or stock appreciation rights other than in connection with an adjustment upon a capitalization event. Specifically, without prior approval of stockholders, the Committee may not lower the exercise price of an outstanding stock option or stock appreciation right, nor provide cash or any other award or security in replacement of a canceled underwater stock option or stock appreciation right other than upon a change in control.

Options

Options granted under the 2019 Equity Plan may be either incentive stock options or nonqualified stock options. The exercise period of options is determined by the Committee but, in no event, may options be exercisable more than ten years from the date they are granted, or five years for incentive stock options granted to employees who own stock possessing more than 10% of the voting power of all classes of stock of the Company or any subsidiary (“10% stockholders”). The exercise price for each option must be no less than 100% of the fair market value of a share at the time the option is granted, or 110% for incentive stock options granted to 10% stockholders. The Committee will determine when options will become exercisable and the effect of termination of service, but options may not vest prior to the first anniversary of the date of grant. The exercise price must be paid in full by the participant upon exercise of the option, by certified or bank check or other instrument permitted by the Committee, by delivering shares having a fair market value equal to the exercise price, through a broker-assisted sale or by a combination of the foregoing or such other consideration permitted by the Committee.

Stock Appreciation Rights

The Committee may determine the terms and conditions of a stock appreciation right. However, no stock appreciation right will be exercisable after the expiration of ten years from the date of grant, the stock appreciation right may not vest prior to the one year anniversary from the date of grant and the base price for a stock appreciation right must be no less than 100% of the fair market value of a share at the time the stock appreciation right is granted. Upon exercise of a stock appreciation right, the participant receives shares and/or cash equal to the value of the stock appreciation since the grant date for the number of rights exercised.

Restricted Stock Awards

The Committee may grant shares of common stock under a restricted stock award for consideration or for no consideration and subject to such restrictions as determined by the Committee. The Committee will determine to what extent, and under what conditions, the participant will have the right to vote shares of restricted stock awards and to accrue the right to any dividends or other distributions paid on such shares during any restriction period; provided, however, that no dividends will be payable until the underlying restricted stock award vests.

Restricted Stock Units

Restricted stock units are unfunded, unsecured rights to receive shares of common stock, cash, or a combination of cash and shares upon the satisfaction of certain time-based or performance-based vesting criteria. Restricted stock units are generally granted for no consideration, however the purchase price, if any for the restricted stock units will be determined by the Committee at the time of grant. Each restricted stock unit represents one share of common stock. Participants have no rights to the shares underlying the restricted stock units unless and until the vesting criteria for the restricted stock units has been met and the award has been settled. The Committee may grant dividend equivalent rights in connection with restricted stock units, under such terms and conditions as the Committee deems appropriate, provided that no dividend equivalent rights will be payable until the underlying restricted stock units vest.

Incentive Awards

The Committee may grant incentive awards, which are performance-based awards that are expressed in U.S. currency and may be settled in cash, shares or a combination of both in accordance with the terms set by the Committee.

Performance Awards

The Committee may determine that awards granted under the 2019 Equity Plan are performance-based awards based on performance goals or other performance-based conditions as the Committee may determine.

Performance goals under the 2019 Equity Plan include levels of achievement relating to one or more of the following measures or such other measures selected by the Committee in its discretion, which may, without limitation, apply to the Company as a whole, or to any business unit, region, sector or industry group, subsidiary, product or service line, on a U.S. GAAP or non-GAAP basis, and which may be measured on an absolute or relative basis or in such other manner as deemed appropriate by the Committee: basic or diluted earnings per share; total shareholder return; operating income; net income; cash flow (including but not limited to, operating cash flow, free cash flow, and cash flow return on capital); return on equity, capital, assets, or sales; revenue or revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or EBITDA growth; stock price; debt-to-capital ratio; stockholders’ equity per share; operating income as a percent of revenue; gross profit as a percent of revenue; selling, general and administrative expenses as a percent of revenue; pre-tax profit; orders; improvements in capital structure; budget and expense management; productivity ratios; economic value added or other value added measurements; operating efficiency; working capital targets; enterprise value; customer value; customer satisfaction; completion of acquisition or business expansion. The Committee may provide for such adjustments to the Performance Goals as it deems appropriate, including but not limited to adjustments designed to reflect changes during the performance period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, debt reduction charges, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

The 2019 Equity Plan provides for specified procedures for awards designated as performance-based awards, including that (i) within the first 25% of the applicable performance period or service period, the Committee will establish in writing the performance goals that must be met over the applicable performance period, the maximum amount payable if the goals are met and other material terms; (ii) after the performance period, the Committee will certify whether the goals were met and may adjust or eliminate the amount payable to a participant; and (iii) unless otherwise provided in an award agreement, a performance-based award may be paid only if the goals are met. Although the Committee intends to grant performance-based awards subject to the conditions and procedures outlined above, the Committee may in its discretion grant awards that do not meet such conditions and procedures.

Other Equity Awards

The Committee may grant other share-based awards subject to such terms and conditions as the Committee determines are appropriate.

Dividends and Dividend Equivalents

In no event may any award under the 2019 Equity Plan provide for the participant’s receipt of dividends or dividend equivalents in any form prior to the vesting of such award or an applicable portion of such award.

Deferrals

Subject to applicable laws, the Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the participant in connection with any award.

Foreign Awards and Rights

The Company may grant awards to such employees of the Company and its subsidiaries who reside in foreign jurisdictions, subject to such terms and conditions as the Committee determines are appropriate. The Committee may generally amend or vary the terms of the 2019 Equity Plan in order to conform such terms with the requirements of each jurisdiction where a subsidiary is located as it considers necessary or desirable to take into account or to mitigate the burden of taxation and social security contributions for participants and/or establish one or more sub-plans for these purposes.

Change in Control

Unless the Committee determines otherwise, in the event of a change in control (as defined in the 2019 Equity Plan) where the Company is not the surviving corporation, any outstanding, unexpired awards that are not exercised, vested or paid at the time of the change in control will be assumed by or replaced with comparable awards by the surviving corporation. If the surviving corporation does not assume or replace the awards, then the awards will automatically vest and become exercisable and all restrictions and conditions on any awards will lapse. Further, unless the award agreement provides otherwise, if a participant’s employment is terminated for good reason or without cause within 24 months following a change in control, all outstanding awards will vest and become exercisable and all restrictions and conditions on any awards will lapse and if such award is a performance-based award, the award will become vested at the target level of performance. Notwithstanding the foregoing, the Committee has discretion to provide for various alternative treatment with respect to awards without the consent of the participant in the event of a change in control.

Tax Withholding

The Committee may permit or require a participant to remit to the Company or any subsidiary, an amount sufficient to satisfy any U.S. federal, state, and or local taxes and any taxes imposed by a jurisdiction outside the U.S. by (i) withholding from wages or other cash compensation; (ii) withholding from the sale of shares of underlying an award either through a voluntary or mandatory sale arranged by the Company on the participant’s behalf; or (iii) if the Committee so permits, by withholding in shares otherwise deliverable under an award.

Company Policies

The Committee may determine that an award will be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board of Directors or the Committee, as well as any clawback or recoupment requirements required under applicable laws.

Nontransferability

Generally, only the participant may exercise rights under an award during the participant’s lifetime. A participant may not transfer those rights except by will or the laws of descent and distribution. However, if permitted by the Committee, a participant may transfer an award other than an incentive stock option pursuant to a domestic relations order or as otherwise permitted by the Committee.

Amendment and Termination

The 2019 Equity Plan may be amended or terminated by the Board of Directors; provided, however, the 2019 Equity Plan may not be amended in the absence of stockholder approval if such approval is required under applicable laws or stock exchange requirements. In addition, without the written consent of the holder, no amendment or termination of the 2019 Equity Plan may materially and adversely modify the holder’s rights under the terms and conditions of an outstanding award, except as reserved under the 2019 Equity Plan.

New Plan Benefits

The amount and timing of awards under the 2019 Equity Plan are determined in the sole discretion of the Compensation Committee, as administrator, or the Board of Directors, and cannot be determined in advance. Future awards under the 2019 Equity Plan to non-employee directors, officers and other employees are discretionary, and therefore not determinable at this time.

U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of participation in the 2019 Equity Plan for a participant who is a U.S. tax resident under the provisions of the Internal Revenue Code of 1986 (the “Code”) as currently in effect. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon that participant’s individual circumstances.

Options and Stock Appreciation Rights

Under existing law and regulations, the grant of nonqualified stock options and stock appreciation rights will not result in income taxable to the employee or non-employee director. However, the exercise of a nonqualified stock option or stock appreciation right results in taxable income to the holder. At the time of the exercise of a nonqualified stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the option’s exercise price. At the time of the exercise of a stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash, or the fair market value of the shares, received by the employee upon exercise.

The grant of an incentive stock option will not result in income taxable to the employee. The holder will not recognize income when the incentive stock option is exercised but the holder must treat the excess of the fair market value of the underlying shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the holder disposes of the underlying shares after he or she has held the shares for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the holder receives upon the disposition over the exercise price is treated as long-term capital gain for the holder. If the holder makes a “disqualifying disposition” of the underlying shares by disposing of the shares before they have been held for at least two years after the date the incentive stock option was granted and one year after the date the incentive stock option was exercised, the holder will recognize compensation income equal to the excess of (i) the fair market value of the underlying shares on the date the incentive stock option was exercised or, if less, the amount received on the disposition over (ii) the exercise price.

Restricted Stock Awards

A participant in the 2019 Equity Plan who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Code Section 83. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the then current fair market value of the shares. Any such awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be a long-term or short-term capital gain or loss, depending upon the length of time the shares are held. A recipient of a restricted stock award may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of grant. If this election is made, the basis of the shares acquired will be equal to the fair market value at the time of grant, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

Restricted Stock Units

A participant who is granted a restricted stock unit will not be taxed upon the grant of the award. Upon receipt of payment of cash or common stock pursuant to a restricted stock unit, the participant will realize ordinary income in an amount equal to any cash received and the fair market value of any shares received.

Performance Awards and Incentive Awards

A recipient of a performance award will generally realize ordinary income at the time shares are transferred or cash is paid to the participant with respect to such award.

Dividend Equivalents

A recipient of dividend equivalents generally will realize ordinary income at the time the dividend equivalent is paid.

Deductibility

The Company is generally entitled to a deduction equal to the compensation realized by the holders of the nonqualified stock options, incentive stock options with a disqualifying disposition, stock appreciation rights, restricted stock, restricted stock units, performance awards/incentive awards and dividend equivalents. However, under the Tax Cuts and Jobs Act of 2017, the Company’s deduction will be limited by Section 162(m) of the Code for certain covered executive officers to the extent that their total compensation in any one year exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code), unless such compensation qualifies for certain transition relief.

Section 409A

Section 409A of the Code imposes certain requirements on nonqualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (such as the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service. Certain awards under the 2019 Equity Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2019 Equity Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Registration of Shares

If this proposal is approved by our stockholders, the Board of Directors intends to cause the shares of common stock that will become available for issuance under the 2019 Equity Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such shares.

The Board of Directors recommends a vote “FOR” the approval of the 2019 Equity Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2018 with respect to compensation plans under which Unisys common stock is authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding option, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1.113 million(1) 2.151 million(2)	$ $	27.90 0	2.362 million	(3)
Equity compensation plans not approved by security holders(4)	0.002 million(5)		$0	0
Total	3.266 million			2.362 million

(1)	Represents stock options.

(2)	Represents restricted stock units. Assumes that unearned performance-based restricted stock units will vest at target.

(3)

Shares issuable under the Unisys Corporation 2016 Long-Term Incentive and Equity Compensation Plan (the “2016 Plan”). Assumes that outstanding unearned performance-based restricted stock units will vest at the maximum amount.

(4)

Represents the Unisys Corporation Director Stock Unit Plan (the “Stock Unit Plan”). Under the Stock Unit Plan, directors received a portion of their annual retainers and attendance fees in common stock equivalent units. The Stock Unit Plan was terminated in 2004, and stock units are now granted to directors under the 2016 Plan, which was approved by stockholders. No shares (other than shares subject to outstanding awards previously made) are available for future issuance under the Stock Unit Plan.

(5)	Represents stock units granted under the Stock Unit Plan.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shown below is information with respect to persons or groups that beneficially owned more than 5% of Unisys common stock as of March 11, 2019. This information is derived from Schedules 13G filed by such persons or groups.

Name and Address of Beneficial Owner	Number of Shares Of Common Stock	Percent of Class

BlackRock, Inc.	7,512,381(1)	14.7
55 East 52nd Street New York, NY 10055

FMR LLC	6,249,829(2)	12.166
245 Summer Street Boston, MA 02210

The Vanguard Group	8,329,288(3)	16.32
100 Vanguard Blvd. Malvern, PA 19355

(1)	Sole dispositive power has been reported for all shares. Sole voting power has been reported for 7,394,310 shares.

(2)	Sole dispositive power has been reported for all shares. Sole voting power has been reported for 374,118 shares.

(3)

Sole dispositive power has been reported for 8,241,397 shares, and shared dispositive power has been reported for 87,891 shares. Sole voting power has been reported for 91,310 shares and shared voting power has been reported for 4,802 shares.

Shown below are the number of shares of Unisys common stock (or stock units) beneficially owned as of March 11, 2019 by all directors, each of the executive officers named on page 43, and all directors and current officers of Unisys as a group.

Beneficial Owner	Number of Shares of Common Stock (1)(2)	Additional Shares of Common Stock Deemed Beneficially Owned (1)(3)	Percent of Class
Peter A. Altabef	434,716	140,000	1.1
Jared L. Cohon	65,521	—	*
Nathaniel A. Davis	39,798	—	*
Matthew J. Desch	11,776	—	*
Denise K. Fletcher	97,843	—	*
Philippe Germond	49,909	—	*
Lisa A. Hook	10,870	—	*
Eric Hutto	82,474	12,135	*
Deborah Lee James	33,932	—	*
Paul E. Martin	38,005	—	*
Regina Paolillo	24,093	—	*
Venkatapathi Puvvada	55,996	14,270	*
Jeffrey E. Renzi	91,382	30,750	*
Lee D. Roberts	68,885	—	*
Inder M. Singh	52,879	—	*
All directors and current officers as a group	1,269,828	215,425	2.4

*	Less than 1%

(1)	Includes shares reported by directors and officers as held directly or in the names of spouses, children or trusts as to which beneficial ownership may have been disclaimed.

(2)	Includes:

(a)

Shares held under the Unisys Savings Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code, for current officers as a group, 3,325.1. With respect to such shares, plan participants have authority to direct voting.

(b)	Stock units, as described on page 21, for directors as follows: Ms. Fletcher, 1,314.8. They may not be voted.

(c)

Stock units deferred under the 2005 Deferred Compensation Plan for Directors as follows: Dr. Cohon, 65,521; Mr. Desch, 11,776; Ms. Fletcher, 76,696; Mr. Germond, 25,505; Ms. Hook, 10,870; Ms. James, 33,932; and Ms. Paolillo, 23,093. Deferred stock units are distributed in shares of common stock upon the earlier of termination of service or on any date at least two years after the stock units are awarded, as previously elected by the director. They may not be voted.

(3)	Shares shown are shares subject to options exercisable within 60 days following March 11, 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section details the objectives and elements of the Unisys executive compensation program, describes the related processes of our Compensation Committee, and discusses the compensation earned by our Named Executive Officers (“NEOs”). For 2018, our NEOs were:

NEO	Role

Peter A. Altabef	Chairman, Chief Executive Officer & President

Inder M. Singh	Senior Vice President and Chief Financial Officer

Eric Hutto	Senior Vice President and President, Enterprise Solutions

Venkatapathi Puvvada	Senior Vice President and President, Unisys Federal

Jeffrey E. Renzi	Senior Vice President and President, Global Sales

Executive Summary

2018 Overview — Where We Are Today

Unisys is a global information technology company that specializes in providing industry-focused solutions integrated with leading-edge security to clients in the government, commercial and financial services markets. Our offerings include security solutions, advanced data analytics, cloud and infrastructure services, application services and application and server software.

The Company has strategically repositioned itself in the past few years and has improved profit margins and grown full-year revenue in 2018 for the first time since 2003. The Company also met or exceeded financial guidance in 2018 for all guided metrics, marking the third-consecutive year of doing so since the process of providing guidance was reinstituted. Our executive compensation program is designed to drive long-term profitable and sustainable growth, as well as leadership stability and successful strategy execution.

We continue in our progress with the Company turnaround, as shown below, with a focus on achieving long-term growth.

[1]   2018 revenue is adjusted to exclude the benefit from the major one-time differences in revenue that were reported in 2018 under Topic 606 that would not have been reported in 2018 under the revenue recognition rules in existence before January 1, 2018 along with other adjustments.

In 2018, we achieved full-year guidance on all metrics as shown below. This is the third consecutive year of either meeting or exceeding full-year guidance.

Non-GAAP Adjusted Revenue 2018 Actual: $2.76B Guidance $2.7B-$2.825B Achieved Non-GAAP Operating Profit Margin 2018 Actual: 8.9% Guidance 7.75—8.75% Exceeded Adjusted EBITDA 2018 Actual: 15.3% Guidance 13.7—14.9% Exceeded

We continued our focus on optimizing margin and cash flow while improving revenue. We experienced traction with key elements of our strategy with good performance in our focus industries in 2018, as well as in leveraging Security as a differentiator driving success on a standalone basis and distinguishing us from competitors in larger service deals.

Unisys stock has also performed well in 2018 and has generated shareholder value over the past 1- and 3-year periods as shown below.

UIS TSR

Stockholder Outreach

Comprehensive efforts were made to proactively engage our top 25 stockholders prior to the stockholder vote in each of the last three years to obtain important feedback and discuss how our executive compensation program supports our strategy. During 2018, senior executives and directors of the Company, including the Chairman of the Compensation Committee, participated in investor meetings. During these meetings, senior executives and directors of the Company provided information regarding our executive compensation programs, responded to questions and discussed investor feedback. We were disappointed in the low level of support for our say-on-pay vote in 2017 and 2018 (approximately 68% and 61.5%, respectively). In response, we look to improve our say-on-pay support through changes to the executive compensation plans designed to address shareholder concerns, enhanced disclosure and continued dialogue with stockholders. As a result, we updated our disclosure in key areas and made important changes to our executive compensation program in 2018 that addressed some of the key concerns we heard from our stockholders.

What We Heard	How We Responded

Goal Setting • Some stockholders were concerned about lower incentive goals and above target payouts in light of declining revenue.

2018 Goals Higher than 2017 Actual Performance

•   We have consistently structured our compensation plans to be tied to financial metrics we believe are key to investors. In recent years, targets were set in a way that was consistent with the strategy to turnaround the Company.

•   For 2018, metric targets are set higher than previous year actual performance reflecting the focus on growth. 2018 Adjusted Free Cash Flow is the only incentive metric set lower than previous year’s performance due to impact in 2018 of check-processing joint venture working capital requirements.

Long-Term Incentives Long-Term Goals

•   Our long-term incentives in previous years were tied to three discrete annual goals. Stockholders have indicated that they prefer to see Unisys move towards setting 3-year pre-set goals.

Multi-year Cumulative Performance Goals

•   We changed the measurement period for performance-based long-term incentives to 1-year, 2-year cumulative, and 3-year cumulative goals. We will continue to evaluate the appropriateness of moving to a three-year performance period, however, it is currently important to balance the need to retain key leaders who are successfully executing on our strategy for growth.

Long-term Incentive Metrics • Some stockholders have expressed a preference to include consideration of relative performance in performance assessments.

Introduced Relative Total Shareholder Return (rTSR) in 2018

•   In previous years, both performance cash and performance-based restricted stock units (“PB-RSUs”) were tied to Non-GAAP Operating Profit. In 2018, the metric for PB-RSUs was changed to rTSR as compared to the Russell 2000 to improve the alignment between management rewards and stockholder value creation.

These changes are designed to reflect stockholder feedback, drive long-term profitable growth, and foster leadership stability.

2018 Compensation Decisions At-A-Glance

Our executive compensation program is tailored to our strategic priorities and our current outlook, while also being designed to motivate and retain our senior management team.

Additional detail on each compensation element is provided in the “2018 Executive Compensation Program In Detail” section starting on page 54.

Compensation Element	2018 Design
Base Salary • No changes to the salaries of Mr. Altabef and Mr. Renzi • Compensation Committee approved salary increases to other NEOs between 6% and 10%	• Changes to base salary consider level of responsibility and complexity of position compared to market and other executives within the Company, individual performance, and other factors.

Short-Term Incentives • No change in target opportunities for any of the NEOs

•   Annual cash incentives under the Executive Variable Compensation (“EVC”) Plan

•   Targeted award amounts set as a percentage of salary for each NEO

•   No award paid if pre-set non-GAAP Operating Profit level gate is not met

•   Metrics and weightings:

•   40% — Non-GAAP Operating Profit

•   35% — Revenue

•   25% — Adjusted Free Cash Flow

•   No funding on a metric if performance is below threshold; payout capped at 200% of target

•   Goals aligned with Company’s operating plan and to financial guidance

Long-Term Incentives (LTI) • No changes in annual grants to Mr. Altabef and Mr. Renzi. • Compensation Committee approved increases to other NEOs between 11% and 27% to better align with the market

•   Design is new in 2018

•   Consists of performance-based LTI (2/3 of target LTI value) and time-based restricted stock units (“TB-RSUs”) (1/3 of target LTI value)

•   Performance-based LTI includes RSUs and performance cash components tied to multi-year vesting and performance

•   1/3 of total target value based on each of three cumulative performance periods (e.g., 2018, 2018 — 2019, and 2018 — 2020)

•   No payout for performance below threshold; payouts capped at 200%

•   Metrics:

•   Performance-based RSUs: rTSR

•   Performance cash: Non-GAAP Operating Profit

•   Goals are set at the time of grant

•   Vesting or settlement: per achievement of specific performance objectives for relevant performance period: each tranche on 1st, 2nd and 3rd anniversary of grant

•   Time-based RSUs vesting ratably over 3-year period based on continued service

Good Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

What We Do	What We Don’t Do

✓ Provide the majority of compensation in performance-based pay	x Excise tax gross-ups on a change in control

✓ Maintain stock ownership guidelines for officers and Directors	x Excessive severance in a change in control or termination

✓ Cap incentive plan at 2x target; no payouts below threshold	x Excessive perquisites

✓ Maintain a clawback policy	x Hedging transactions or pledging Unisys securities

✓ Set a funding gate, which requires a pre-defined level of profitability prior to any EVC payout	x Automatic vesting of equity upon a change in control

✓ Have change in control employment agreements with double-trigger severance provisions	x Liberal share counting

✓ Conduct annual compensation program risk assessment	x Stock option repricing, reloads, or cash buyouts

✓ Adhere to an insider trading policy	x Discounted stock options or SARs

✓ Use an independent compensation consultant engaged by and reporting directly to the Compensation Committee	x Liberal change in control definition

What Guides Our Program

Our Principles-Based Philosophy

The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term stockholder value. We believe this objective is achieved via:

Alignment with long-term stockholders’ interests	Our NEOs’ interests are more directly aligned with our stockholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance

Competitiveness

Total compensation should be competitive at the target performance level in order to attract qualified individuals, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation

Motivating Achievement of Financial Goals and Strategic Objectives

An effective way to create value over the long-term is to make a significant portion of overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives

Rewarding Superior Performance

Although total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be a downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives

Responding to Change

As our industry evolves and our opportunities for competitive business advantages change over time, we must likewise evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance)

Compensation Components Overview

The Unisys executive compensation program is composed of base salary and short- and long-term incentives, each of which is described below.

	Compensation Component	Purpose

FIXED	Base salary Paid in cash	✓ Provide a competitive fixed rate of pay relative to similar positions in the market ✓ Enable the Company to attract and retain critical executive talent

	Short-term incentives Paid annually in cash under the Executive Variable Compensation (EVC) Plan	✓ Focus NEOs on achieving rigorous and progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation
AT RISK	Long-term incentives Paid under the Long-Term Incentive (LTI) plan using a combination of equity and cash

✓ Use a balanced mix of award vehicles, including performance-based restricted stock units (“PB-RSUs”), performance-based cash and time-based restricted stock units (“TB-RSUs”) that focus NEOs on longer-term relative and absolute performance goals that strongly align with and drive stockholder value creation, as well as support the Company’s leadership retention strategy

Compensation Mix

The charts below show the total target compensation of our CEO and our other NEOs. These charts illustrate that a majority of NEO total target compensation is at risk (86% for our CEO and an average of 71% for our other NEOs).

*At-Risk	Compensation is subject to performance and/or stock price fluctuation

Mix of Performance Measures

The performance measures included in the 2018 EVC and LTI plans are summarized below. These measures are aligned with our operating plan and strategy and tracked regularly, used to manage the business, are commonly used among the companies in our peer group and reflect the investor preferences we heard during our stockholder engagement efforts:

•

Relative total stockholder return (“rTSR”): Unisys TSR (or TSR CAGR, when applicable) compared to the Russell 2000 index using a 30 trading day closing average to determine beginning and ending stock prices.

•

Non-GAAP operating profit: excludes post-retirement expense and charges in connection with cost-reduction activities and is subject to adjustment by the Chief Executive Officer and the Compensation Committee of the Board for special items such as acquisitions/divestitures, reorganizations, restructurings or accounting changes.

•

Revenue: In 2018, the Company’s non-GAAP results include adjustments to exclude a one-time benefit from revenue previously recorded under ASC 605, which was also included in 2018 under ASC 606 and certain revenue relating to reimbursements from the Company’s check-processing joint venture partners for restructuring expenses included as part of the Company’s recent restructuring program.

•	Adjusted free cash flow: adjusted for pension funding, cash usage related to cost reduction charges, accounting changes and special charges. There were no special charges in 2018.

The Decision Making Process

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent compensation consultant and senior management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.unisys.com, by clicking “Investor Relations,” and then “Corporate Governance.”

As part of the responsibilities described in its charter, the Compensation Committee sets objective business performance targets and the amounts payable at different levels of performance under each of our incentive plans. Goal setting is part of the Company’s overall business planning process. As part of this process, a range of performance scenarios is developed. Goals are then set at the threshold, target and maximum performance levels — driven by the strategic and operational plans approved by the Board. The Committee also considers the probability of achievement of different levels of performance when setting goals. Over the last five years, total payouts under the EVC plan have averaged 107% of target, demonstrating our track record of setting rigorous goals.

The Role of Senior Management

The Compensation Committee also receives reports and recommendations from management. In particular, throughout 2018 the Committee solicited input from Mr. Altabef regarding the compensation of those executives who reported directly to him. In addition,

Mr. Altabef provided recommendations, based on the Company’s operating and strategic plans, to the Compensation Committee related to the performance measures used in the Company’s short-term and long-term incentive plans, as well as the recommended threshold, target and maximum performance levels.

The Compensation Committee met from time to time in executive sessions without the presence of Mr. Altabef or any other members of management to consider the CEO’s compensation package and discuss other matters. The Committee uses data, analysis and advice provided by the independent compensation consultant in reviewing Mr. Altabef’s compensation, which is then recommended to and approved by the independent members of the Board of Directors.

The Role of the Independent Compensation Consultant

The Compensation Committee retains and regularly consults with an independent compensation consultant, which in 2018 was Pearl Meyer & Partners (“Pearl Meyer”). To ensure the Committee receives independent and unbiased advice and analysis, the consultant is prohibited from providing services of any nature to the Company’s officers and directors personally, and is prohibited from providing advice to the Company related to executive and director compensation, employee compensation, and employee benefits, other than the advice provided in service to the Committee. Under its charter, the Compensation Committee has sole authority to retain and terminate outside compensation consultants, including the authority to approve the consultant’s fees and other retention terms. The Committee annually reviews the independence of the consultant’s work under rules adopted by the SEC and NYSE and found no conflicts.

The independent compensation consultant performed duties requested by the Committee including:

•	Providing recommendations on the composition of the peer group;

•	Analyzing executive and director compensation in comparison to the market references described below;

•	Updating the Compensation Committee on executive compensation and governance market trends; and

•	Advising the Committee on the 2018 EVC and LTI plan designs.

The compensation consultant spoke with the chair of the Compensation Committee, as well as with management, in preparing for Committee meetings, regularly attended Committee meetings and met from time to time in executive sessions with the Compensation Committee without the presence of management.

The Role of Market References

The executive compensation program takes into account the compensation practices of companies with which the Company competes or could compete for executive talent (the “peer group”). As part of its process, the Compensation Committee compares the Company’s overall compensation structure (mix of pay) and levels for the NEOs (total annual compensation, as well as each component of their total compensation) to the peer group. The list of peer group companies was developed with input from the Committee’s compensation consultant using a selection process as follows:

1.	Identify the universe of potential publicly-traded peer companies in the broader information technology sector including (but not limited to) companies identified as self-reported peers of current peers, companies that name the Company as a peer, companies considered key product/service offering competitors, and companies identified by major proxy advisory firms as peers.

2.	Target companies that are generally similar to us with regard to revenue, employee population and enterprise value.

3.	Select companies that are generally similar to us in terms of services, technology offerings and end markets served.

The Compensation Committee regularly reviews the composition of the peer group and its selection criteria to ensure that they remain appropriate in light of the evolving competitive landscape including consideration of merger and acquisition activity. In October 2017, the Committee’s compensation consultant recommended, and the Committee approved the following peer group of companies for setting 2018 executive compensation:

Booz Allen Hamilton Corporation	ICF International, Inc.

CACI International Inc.	Leidos Holdings

CGI Group Inc.	ManTech International Corporation

Convergys Corporation	MAXIMUS, Inc.

CSRA Inc.	NCR Corporation

DST Systems, Inc.	Science Applications International Corporation

EPAM Solutions	ServiceNow

Fiserv Inc.	Teradata Corporation

The Compensation Committee believes that the peer group comprises companies with a size, complexity and business mix comparable to that of the Company. A graphic illustrating how the Company compares with the peer group in terms of revenue and number of employees is shown below.

2018 Unisys vs. Peer Group Revenue (in Billions)2018 Unisys vs. Peer Group Emplyees (in Thousands)– Unisys had revenue of $2.76B and 21.9K employees in 2018

When determining 2018 compensation for other executive officers, the Committee also considered information compiled by its independent compensation consultant from the 2017 Willis Towers Watson CDB High Tech Survey and the 2017 Radford Global Technology Survey. These surveys show compensation levels across a broad spectrum of technology companies and were used to inform the Compensation Committee regarding market executive compensation levels, particularly for positions other than CEO, CFO and business unit leaders.

2018 Executive Compensation Program In Detail

Base Salary

Base salaries represent annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions for NEOs other than the CEO, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee also takes into account factors such as relevant market data, overall Company performance, individual performance and contributions, and internal equity within the Company. For 2018, the Compensation Committee determined the appropriate annual base salary rate for each NEO as follows:

NEO	2017 Base Salary	2018 Base Salary
Peter A. Altabef	$991,000	$991,000
Inder M. Singh	$595,000	$630,000
Eric Hutto	$595,000	$630,000
Venkatapathi Puvvada	$485,000	$535,000
Jeffrey E. Renzi	$475,000	$475,000

Increases to NEO’s, who received a base salary increase, averaged 7%. Increases to Mr. Singh, Mr. Hutto, and Mr. Puvvada in 2018 reflect increased levels of responsibility and complexity in their positions during our transformation.

Short-term Incentive Compensation

The NEOs are eligible to receive an annual cash incentive payment through the EVC plan, which is designed to hold executives accountable for the attainment of short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation. The Compensation Committee has the discretion to determine the criteria applicable to incentive payments and the amounts of such payouts. For 2018, the actual awards paid to the NEOs under the EVC plan depended upon (a) the NEO’s target bonus opportunity; and (b) the degree to which Company performance goals were met.

For 2018, target award opportunities for the NEOs, which are stated as a percentage of base salary, were as follows:

NEO	2018 Target Award Opportunity (as a % of base salary)
Peter A. Altabef	140%
Inder M. Singh	95%
Eric Hutto	95%
Venkatapathi Puvvada	95%
Jeffrey E. Renzi	95%

The Compensation Committee reviews the performance measures under the EVC plan on an annual basis to ensure they support our operating plan and keep our NEOs focused on attaining progressively challenging short-term goals. For 2018, the performance measures and their respective weights were as follows:

Measure	Weight

Non-GAAP Operating Profit (funding gate)	40%

Revenue	35%

Adjusted Free Cash Flow	25%

In order to promote profitable growth, a “funding gate” based on a pre-defined level of performance on non-GAAP operating profit must be met before paying any portion of the award on any metric. The Compensation Committee set threshold, target, and maximum performance levels for each measure as shown below:

Performance Level*	Payout Percent (as a % of Target)

Below Threshold	No payout

Threshold	50%

Target	100%

Maximum	200%

* Performance levels between threshold and target and target and maximum are interpolated on a straight-line basis.

In order to receive any award in 2018, the threshold level of $117 million for non-GAAP operating profit must be attained. The table below summarizes the threshold, target and maximum performance levels and actual results for each performance measure for 2018, as well as the resulting award payout.

Metric	Threshold ($M)	Target ($M)	Maximum ($M)	Earnings Release Results ($M)	% Funding	Weighted Payout
Non-GAAP Adjusted Revenue	$2,612	$2,749	$2,886	$2,763	109.90%	38.47%
Non-GAAP Operating Profit	$117	$234	$293	$245.3	119.25%	47.70%
Adjusted Free Cash Flow	$60	$120	$150	$62	51.67%	12.92%
					Total	99.08%

The following table shows the actual awards paid to the NEOs under the EVC plan. Total target amounts for each individual represent the percentage of base salary referred to above in this section. These amounts were determined in December 2017 and assume that each NEO remained employed by the Company through December 31, 2018. In early 2018, following the announcement of our earnings release results and the payout of bonuses under the EVC plan and the distribution of LTI awards, small adjustments were made to the results in our annual report on Form 10-K filed with the SEC on March 12, 2018, as a result of which revenue was decreased by less than $2 million and non-GAAP operating profit was decreased by less than $1 million. If the results reported in our annual report on Form 10-K had been used, the aggregate percentage of target bonus paid would have been approximately 137.7%, or a difference of 0.5%. The Company has deducted this difference for 2017 from payments made to impacted individuals under the EVC Plan as a result of the Company’s performance in 2018.

Named Officer	Total Target Amount	Formulaic-driven Amount	Total Amount Paid
Peter A. Altabef	$1,387,400	$1,374,636	$1,367,976
Inder M. Singh	$598,500	$592,994	$590,281
Eric Hutto	$598,500	$592,994	$590,281
Venkatapathi Puvvada	$508,250	$503,574	$501,363
Jeffrey E. Renzi	$451,250	$447,099	$444,933

Long-Term Incentive Compensation

The Long-Term Incentive (“LTI”) plan is designed to provide executives with a continuing stake in the long-term success of the Company and to align their interests with those of stockholders. The LTI plan provides for a variety of cash and equity-based awards. Awards granted under the LTI plan represent the largest component of total executive compensation opportunity.

For 2018, the Compensation Committee used a combination of long-term incentive vehicles, including performance-based restricted stock units (“PB-RSUs”), performance-based cash and time-based restricted stock units (“TB-RSUs”). These vehicles focus NEOs on driving long-term profitable growth and shareholder value creation, as well as fostering leadership stability.

Element of LTI	Weight (by Value)	Overview of Design

PB-RSUs	1/3

•  Grant is tied to the achievement of rTSR as follows:

-1/3 of target PB-RSU g One-year performance

-1/3 of target PB-RSU g Two-year performance

-1/3 of target PB-RSU g Three-year performance

•  rTSR is Unisys stockholder return (defined as share price appreciation plus cumulative cash dividend payments) measured against the Russell 2000 index using a 30 trading day closing average to determine beginning and ending stock price

•  The performance parameters established by the Compensation Committee are equal to 100% plus or minus two times the difference between the Company’s TSR (or TSR CAGR, when relevant) and the Russell 2000 index TSR

•  Vesting and payout of each of the above tranches occurs on the 1st, 2nd, and 3rd anniversary of the grant, respectively (or the date the Committee has certified the achievement of performance goals, if later)

•  Actual award payouts can range between 0% and 200% of target

-  No payout where Unisys TSR (or TSR CAGR) for a performance period is -50% or worse

-  Payout capped at 100% of target if Unisys TSR (or TSR CAGR) is negative during the performance period

-  No payout greater than 200% of target

Performance Cash	1/3

•  Grant is tied to the achievement of non-GAAP operating profit (defined on page 51) as follows:

-  1/3 of target cash g One-year performance

-  1/3 of target cash g Two-year performance

-  1/3 of target cash g Three-year performance

•  Vesting and payout of each of the above tranches occurs on the 1st, 2nd, and 3rd anniversary of the grant, respectively (or the date the Committee has certified the achievement of performance goals, if later)

•  Actual payouts can range between 0% and 200% of target

TB-RSUs	1/3	• Vest 1/3 per year on the anniversary of the grant

Both performance-based elements of the LTI plan — PB-RSUs and performance cash — feature concurrent one-year, two-year cumulative and three-year cumulative performance periods. The actual number of PB-RSUs and amount of performance cash vested and issued depend on stock performance and the achievement of their respective performance goals. PB-RSU awards are settled in stock and performance cash awards are paid in cash on the anniversary of grant. The performance result used to determine the actual award earned is calculated at the end of each performance period.

2018 Design
Vesting year g	2018	2019	2020	2021
1st Tranche (1⁄3 of opportunity)	2018 Target Awards Granted to NEOs	Actual awards vested/issued in 2019 (for 2018 Non-GAAP Operating Profit & rTSR Performance)
2nd Tranche (1⁄3 of opportunity)		Actual awards vested/issued in 2020 (for 2018-2019 Non-GAAP Operating Profit & rTSR Performance)
3rd Tranche (1⁄3 of opportunity)		Actual awards vested/issued in 2021 (for 2018-2020 Non-GAAP Operating Profit & rTSR Performance)

2018 Target LTI Plan Award Grants

The table below shows the long-term incentive award values granted in fiscal 2018 for each of the NEOs:

NEO	PB-RSUs*	Performance Cash	TB-RSUs*	Total Value
Peter A. Altabef	$1,533,041	$1,534,000	$1,533,041	$4,600,083
Inder M. Singh	$333,023	$334,000	$333,023	$1,000,045
Eric Hutto	$333,023	$334,000	$333,023	$1,000,045
Venkatapathi Puvvada	$233,034	$234,000	$233,034	$700,068
Jeffrey E. Renzi	$233,034	$234,000	$233,034	$700,068

*	Award amounts for PB-RSUs and TB-RSUs were determined based on the closing price of our common stock on the date of grant on February 12, 2018.

More information about the long-term incentive awards granted to each NEO in 2018 are set forth in “Grants of Plan-Based Awards” on page 64.

2018 Performance-Based LTI Results

The following summarizes the performance goals and achievements for performance-based LTI for the 2018 performance period.

•	PB-RSUs: For 2018, one-year Unisys TSR was 60.16% as compared to the Russell 2000 index TSR of -5.98%. As a result, the NEOs earned 200% of the first tranche of the 2018 PB-RSU grant.

30-day Trading avg.	UIS	Russell 2000
12/29/2017	$7.89	$1,526.58
12/31/2018	$12.64	$1,435.23
TSR	60.16%	-5.98%

•	Performance cash: The actual amount of performance cash that vests and is issued is based on the achievement of threshold, target and maximum non-GAAP operating profit as follows:

Performance Level	Operating Profit ($M)	Payout (as a % of Target)
Threshold	$117	50%
Target	$234	100%
Maximum	$293	200%

Based on 2018 non-GAAP operating profit of $245.3, the first tranche of the 2018 grant was earned at 119.08%.

2016, 2017, and 2018 Performance-Based LTI Results

The actual amount of PB-RSUs and performance cash that vested and was issued under the LTI plan for 2016 and 2017 and the actual amount of performance cash that vested and was issued under the LTI plan for 2018 were based on the achievement of threshold, target and maximum non-GAAP operating profit. The table below shows goals and achievement for those performance periods:

			Non-GAAP Operating Profit
Grant Year	Vesting Period	Performance Year	Threshold ($M)	Target ($M)	Maximum ($M)	Actual ($M)	Payout

2016	Tranche 1	2016	$113	$226	$283	$217	95.9%
	Tranche 2	2017	$134	$268	$335	$223	86.8%
	Tranche 3	2018	$139	$278	$347	$245.26	88.2%

2017	Tranche 1	2017	$108	$216	$270	$233	130.9%
	Tranche 2	2018	$119	$238	$297	$245.26	112.3%

2018	Tranche 1	2018	$117	$234	$293	$245.26	119.1%

Long-Term Incentive Granting Practices

Most awards are granted at the time of the annual grant in the first quarter of the year, although awards may be granted as part of the hiring process or in connection with a change in responsibility. Annual grants are approved at a specified, regularly scheduled meeting of the Compensation Committee. The Compensation Committee approves the type and number of awards to be granted and the performance criteria for performance-based awards. For grants in the United States, the grant date is no earlier than the date of the meeting. The dates of regularly scheduled Board and Committee meetings are generally determined many months in advance as part of the normal Board scheduling process.

LTI awards granted during the year have a grant date no earlier than the date of approval. Grants that require the approval of the Compensation Committee are typically reviewed and approved at a regularly scheduled Compensation Committee meeting or by written consent in advance of the individual’s employment commencement or promotion date. For these awards, the grant date is the date of the meeting if the individual receiving the grant has already commenced employment. If the individual has not yet commenced employment, the date of grant is the business day following the individual’s first day of employment.

The Compensation Committee has delegated to the CEO the authority to grant a limited number of RSU awards as part of the annual grant process and during the year to eligible individuals (other than the CEO, his direct reports and employees subject to Section 16 of the Securities Exchange Act of 1934). The Committee’s delegation of authority specifies that for these RSUs the grant date will be either (a) the first business day of the month following the date of the CEO’s approval, if the individual has commenced employment at the Company, or (b) if the individual has not yet commenced employment, the first business day of the month following the individual’s date of hire. Grants made as part of the annual grant process are made at the same time as the Committee approves grants to the NEOs. The CEO has no discretion with respect to choosing the grant date, and in all cases, the date of grant occurs after the date the grantee commences employment with the Company.

Other Executive Compensation Practices and Policies

Elected officers are expected to own Unisys stock or stock units (including the “in the money” portion of vested stock options, unvested TB-RSUs and earned PB-RSUs that have not yet vested) having a value equal to or greater than a multiple of their annual base salary, as follows:

Role	Ownership Requirement

CEO	3.0x base salary

Other named executive officers	1.5x base salary

The CEO and other NEOs currently are in compliance with their ownership requirements.

Unvested stock options, vested “under water” stock options and PB-RSUs that have not yet met the performance criteria do not count toward fulfillment of the ownership guidelines. Elected officers are expected to meet the ownership guidelines within five years of election. The Compensation Committee reviews the adequacy of and compliance with the guidelines on an annual basis. The number of shares owned by each of the NEOs is set forth in the stock ownership table on page 42.

Clawback Policy

The Company maintains a clawback policy, which applies to all the NEOs and other executive officers of the Company. Under the clawback policy, the Company will seek to recover incentive-based compensation (including cash and equity) if the Company’s financial statements are required to be restated as a result of the Company’s material non-compliance with the financial reporting requirements under U.S. securities laws and if the executive officer engaged in fraud or intentional misconduct that caused or otherwise contributed to the need for the restatement.

Insider Trading, Anti-Hedging, and Anti-Pledging Policy

The Company maintains an Insider Trading Policy, which applies to all the employees, officers and directors of the Company and its subsidiaries. The policy prohibits trading in securities of the Company while aware of material non-public information. Individuals identified as “key persons,” including the NEOs, are subject to further restrictions, which among other things, limits them to trading during quarterly trading windows with pre-clearance and prohibits derivatives trading, short sales, margin transactions and pledges relating to Unisys securities at any time.

Risk Assessment and Mitigation of Compensation Policies and Practices

The Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent compensation consultant, Pearl Meyer. In addition, the Compensation Committee asked Pearl Meyer to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

Other Bonuses

The Company has a strong bias towards incentives based on pre-established goals and limits use of discretionary bonuses. In limited cases, the Company has provided modest sign-on bonuses to executives in order to recognize value forgone at a prior employer or attract a new executive to join the Company. Sign-on bonuses are often paid in installments to mitigate risk if the executive leaves the Company. Generally, executives are required to pay-back any sign-on bonuses if they leave prior to completing one year of service.

Other Benefits

Elected officers participate in the retirement programs discussed below under “Defined Contribution Plans” and “Non-Qualified Deferred Compensation” on pages 70 and 71. In addition, subject to underwriting approvals and applicable corporate governance requirements, officers elected prior to February 2015 are eligible for supplemental death benefits under the Unisys Corporation Executive Death Benefit Only Program, which provides a death benefit equal to four times an elected officer’s base salary plus target bonus during active employment and a death benefit equal to two and one-half times an elected officer’s base salary immediately prior to retirement for retired elected officers who remain eligible for the benefit. The Company increases the benefit payable to the elected officer’s beneficiary to cover any income and employment taxes due. This benefit was eliminated and is no longer available to newly elected officers. Of the current NEOs, only Mr. Altabef and Mr. Renzi participate in this program.

Perquisites available to executive officers are limited to financial counseling/tax preparation services and an annual physical examination. These benefits are designed to promote executive wellness and financial security. See the Summary Compensation Table on page 63 for additional detail.

In order to attract and retain key executives, the Company has entered into severance and change in control agreements with the NEOs. The severance agreements were put in place in December 2014 and are intended to support management continuity and retention and align with market practice. The change in control agreements are intended to provide retention and management continuity in the event of an actual or threatened change in control. More detail is provided under “Termination Arrangements” beginning on page 71.

Deductibility of Executive Compensation

The Compensation Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. However, under the Tax Cuts and Jobs Act of 2017, the exemption for qualifying performance-based compensation was repealed for tax years beginning after December 31, 2017. As a result, compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million may not be deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Jared L. Cohon

Denise K. Fletcher

Deborah Lee James

Lee D. Roberts (Chair)

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Summary Compensation Table

The following table sets forth information concerning the compensation of the NEOs for services rendered in all capacities to Unisys.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)(2) ($)	Option Awards (1) ($)	Non- Equity Incentive Plan Compen- sation (3) ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)

Peter A. Altabef	2018	991,000	—	3,066,083	—	2,550,889	—	12,868	6,620,840
Chairman, CEO and President	2017	991,000	—	3,066,722	—	3,000,905	—	22,088	7,080,715
	2016	972,000	—	2,867,704	—	2,009,957	—	26,478	5,876,138

Inder M. Singh	2018	630,000	—	666,045	—	890,747	—	8,250	2,195,042
Chief Financial Officer	2017	575,000	40,000	600,040	—	966,247	—	14,350	2,195,637
	2016	375,489	40,000	296,558	—	520,195	—	7,748	1,239,990

Eric Hutto	2018	630,000		666,045		835,168		8,342	2,139,555
Senior Vice President and President, Enterprise Solutions	2017	575,000	—	600,040	—	974,388	—	8,214	2,157,642
	2016	491,667	—	433,385	—	643,922	—	7,950	1,576,924

Venkatapathi Puvvada Senior Vice President and President, Unisys Federal	2018	535,000	—	466,068	—	662,756	—	9,939	1,673,762

Jeffrey E. Renzi	2018	475,000		466,068		625,044		13,250	1,579,362
Senior Vice President and President, Global Sales	2017	475,000	—	467,020	—	806,691	—	16,160	1,764,871
	2016	475,000	—	563,561	—	666,329	—	12,950	1,717,840

(1)

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 16 to the Company’s 2018 financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018. For more details on grants in 2018, see “Grants of Plan-Based Awards” below.

(2)

Amounts shown for 2018 represent the aggregate grant date fair value of the Performance-Based RSUs, assuming that target performance levels are met, and the Time-Based RSUs granted to each NEO in 2018. Assuming that maximum performance levels are achieved, the value of the awards at date of grant would be as follows: Mr. Altabef — $4,599,124; Mr. Singh — $999,068; Mr. Hutto — $999,068; Mr. Puvvada — $699,102; Mr. Renzi — $699,102.

(3)	Amounts include short-term incentives under the EVC Plan and long-term cash incentives under the 2016 Plan.

(4)

Mr. Puvvada is the only NEO who participates in these plans. For Mr. Puvvada in 2018 there was decrease in pension value of $6,046. Effective December 31, 2006, the Company’s U.S. defined benefit pension plans were frozen, and benefits thereunder ceased to accrue.

(5)

For 2018, amounts consist of the following: Mr. Altabef — matching contributions of $8,350 and perquisites of $4,518, which includes spousal travel and physical; Mr. Singh — matching contributions of $8,250; Mr. Hutto — matching contributions of $8,250 and perquisites of $92, which includes spousal travel; Mr. Puvvada — matching contributions of $8,250 and perquisites of $1,689, which includes financial planning; Mr. Renzi — matching contributions of $8,250 and perquisites of $5,000, which includes financial planning.

Grants of Plan-Based Awards

The following table sets forth information on grants of plan-based awards during 2018 to the NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter A. Altabef	EVC Plan		693,700	1,387,400	2,774,800
	Long-Term Incentive	2/12/2018	767,000	1,534,000	3,068,000	74,783	149,565	299,130	149,565			3,066,083
Inder M. Singh	EVC Plan		299,250	598,500	1,197,000
	Long-Term Incentive	2/12/2018	167,000	334,000	668,000	16,245	32,490	64,980	32,490			666,045
Eric Hutto	EVC Plan		299,250	598,500	1,197,000
	Long-Term Incentive	2/12/2018	167,000	334,000	668,000	16,245	32,490	64,980	32,490			666,045
Venkatapathi Puvvada	EVC Plan		254,125	508,250	1,016,500
	Long-Term Incentive	2/12/2018	117,000	234,000	468,000	11,368	22,735	45,470	22,735			466,068
Jeffrey E. Renzi	EVC Plan		225,625	451,250	902,500
	Long-Term Incentive	2/12/2018	117,000	234,000	468,000	11,368	22,735	45,470	22,735			466,068

Awards shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” are annual bonuses in the form of cash incentive compensation through the EVC Plan. As discussed more fully in “Compensation Discussion and Analysis” above, the amount of incentive compensation paid to the NEOs under the EVC Plan generally depends upon (a) the officer’s target annual bonus amount and (b) the degree to which the Company’s performance goals were met.

Long-term performance-based awards include performance cash awards shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and equity awards shown under “Estimated Future Payouts Under Equity Incentive Plan Awards”. These awards are granted under the 2016 Plan. These awards are discussed more fully in “Compensation Discussion and Analysis” above. Long-term performance cash awards are earned one-third annually over a three-year period to the extent the Company achieves a performance goal relating to 2018, 2018-19 and 2018-20 non-GAAP operating profit. Performance-Based RSUs are earned one-third annually over a three-year period based on relative total shareholder return in 2018, 2018-19, 2018-20. Such earned awards vest on the first, second and third anniversary of grant, respectively, if the NEO is then employed by the Company. Based on the Company’s 2018 non-GAAP operating profit as reported in the Company’s earnings release results, 119.08% of the target cash value that was tied to 2018 performance was earned. Based on the Company’s 2018 relative total shareholder return, 200% of the target shares that was tied to 2018 performance was earned. Performance-based RSUs made at the time of the 2018 annual grant vested on February 12, 2019 and long-term performance cash awards made at the time of the 2018 annual grant vested on February 13, 2019.

Awards shown under “All Other Stock Awards” are Time-Based RSUs granted under the 2016 Plan. These RSUs will vest one-third per year beginning on the first anniversary of the date of grant if the individual is then employed by the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table shows equity awards to the NEOs that were outstanding as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Peter A. Altabef	140,000			28.19	1/5/2020	269,574	3,135,146	269,574	3,135,146
Inder M. Singh						52,720	613,134	52,720	613,134
Eric Hutto	5,000			21.77	5/1/2022	54,065	628,776	54,065	628,776
	7,135			13.00	9/2/2022
Venkatapathi Puvvada	4,000			32.27	2/12/2019	36,181	420,785	36,181	420,785
	14,270			22.60	2/5/2022
Jeffrey E. Renzi	36,000			32.90	1/21/2019	43,112	501,393	43,112	501,393
	37,750			22.60	2/5/2022

(1)	Awards shown are Time-Based RSUs. These awards are scheduled to vest as follows if the individual is then employed by the Company:

Name	Vesting Date	Number of Shares
Peter A. Altabef	2/11/2019	47,509
	2/9/2019	36,250
	2/12/2019	49,855
	2/9/2020	36,250
	2/12/2020	49,855
	2/12/2021	49,855

Inder M. Singh	2/9/2019	5,910
	2/12/2019	10,830
	3/29/2019	4,367
	7/3/2019	1,287
	9/1/2019	1,467
	2/9/2020	5,911
	2/12/2020	10,830
	7/3/2020	1,288
	2/12/2021	10,830

Eric Hutto	2/11/2019	7,179
	2/9/2019	5,910
	2/12/2019	10,830
	7/3/2019	1,287
	2/9/2020	5,911
	2/12/2020	10,830
	7/3/2020	1,288
	2/12/2021	10,830

Venkatapathi Puvvada	2/11/2019	4,769
	2/9/2019	4,338
	2/12/2019	7,578
	2/9/2020	4,339
	2/12/2020	7,578
	2/12/2021	7,579

Jeffrey E. Renzi	2/11/2019	9,336
	2/9/2019	5,520
	2/12/2019	7,578
	2/9/2020	5,521
	2/12/2020	7,578
	2/12/2021	7,579

(2)	Market value reflects the $11.63 closing price of Unisys common stock on December 31, 2018.

(3)

Awards shown are Performance-Based RSUs for which the number of shares earned has not yet been determined. If earned, these awards are scheduled to vest as follows if the individual is then employed by the Company.

Name	Vesting Date	Number of Shares
Peter A. Altabef	2/11/2019	47,509
	2/9/2019	36,250
	2/12/2019	49,855
	2/9/2020	36,250
	2/12/2020	49,855
	2/12/2021	49,855
Inder M. Singh	2/9/2019	5,910
	2/12/2019	10,830
	3/29/2019	4,367
	7/3/2019	1,287
	9/1/2019	1,467
	2/9/2020	5,911
	2/12/2020	10,830
	7/3/2020	1,288
	2/12/2021	10,830
Eric Hutto	2/11/2019	7,179
	2/9/2019	5,910
	2/12/2019	10,830
	7/3/2019	1,287
	2/9/2020	5,911
	2/12/2020	10,830
	7/3/2020	1,288
	2/12/2021	10,830
Venkatapathi Puvvada	2/11/2019	4,769
	2/9/2019	4,338
	2/12/2019	7,578
	2/9/2020	4,339
	2/12/2020	7,578
	2/12/2021	7,579
Jeffrey E. Renzi	2/11/2019	9,336
	2/9/2019	5,520
	2/12/2019	7,578
	2/9/2020	5,521
	2/12/2020	7,578
	2/12/2021	7,579

Option Exercises and Stock Vested

The following table provides information on stock option exercises and the vesting of stock awards during 2018 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter A. Altabef	—	—	203,728	2,003,356
Inder M. Singh	—	—	27,489	312,492
Eric Hutto	—	—	33,845	363,090
Venkatapathi Puvvada	—	—	22,597	221,725
Jeffrey E. Renzi	—	—	38,091	372,829

Pension Benefits

Certain of the Company’s officers participate in the following two pension plans sponsored by Unisys in the United States. Effective December 31, 2006, each of these plans were frozen and benefits thereunder ceased to accrue. No new participants are now allowed.

•	Unisys Pension Plan (the “Pension Plan”) — a qualified defined benefit pension plan available to all U.S. employees who met eligibility requirements by December 31, 2006.

•

Unisys Corporation Supplemental Executive Retirement Income Plan (the “Supplemental Plan”) — a non-qualified excess defined benefit plan available to all U.S. employees who met eligibility requirements by December 31, 2006 and whose qualified plan benefits are limited by the Internal Revenue Code or limited because they have deferred compensation under non-qualified plans. The plan is designed to make up for the benefit shortfall created by the Internal Revenue Code limits and the non-qualified deferrals of compensation.

The table below presents pension plan information as of December 31, 2018 for Mr. Puvvada. Mr. Altabef, Mr. Singh, Mr. Hutto, and Mr. Renzi are not participants in either of the pension plans because they were not employed by the Company prior to when the plans were frozen.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Venkatapathi Puvvada	Pension Plan	14.25	201,132	—
	Supplemental Plan	14.25	11,459	—

The present value of the accumulated benefit has been determined assuming benefits commence as of the earliest date at which Mr. Puvvada is entitled to unreduced benefits. This is generally the later of age 62 and achievement of vesting requirements. The calculations use the same actuarial assumptions used for financial disclosure requirements for the pension plans, except that the calculations assume that Mr. Puvvada has terminated employment and therefore do not apply any decrements in respect of termination, mortality before age 62, disability and the like. Assumptions as to life expectancy post age 62 are based on the RP-2014 base table (gender distinct) projected with Scale MMP-2017. The discount rate used is 4.50% per annum. Post-retirement mortality assumptions are based on the RP-2014 gender-specific healthy annuitant tables (removing MP-2014 improvement projections from 2007-2014) and applying Scale MP-2017 projected and generationally and adjusted to grade down to an ultimate 0.75% improvement by 2023. Post-2004 non-qualified benefits for terminated executives have been valued assuming benefit commencement at the later of age 55 or termination of employment with a 6 month delay reflected for key employees and the form of payment required under plan provisions.

The following summarizes the benefits under the specific plans:

Unisys Pension Plan

On or before December 31, 2006, all employees of Unisys were eligible to participate in the Pension Plan on the January 1 or July 1 first following attainment of both age 21 and one year of service with Unisys.

The Pension Plan provides benefits under two benefit formulas:

1. For service beginning on or after January 1, 2003, benefits accrue each year under a cash balance formula under which a participant’s bookkeeping account is credited with an amount equal to 4% of plan compensation. In addition, the account balance is credited with interest on a monthly basis using the annual interest rates on 5-Year Constant Maturity Treasury Notes, plus 0.25%. Generally, participants vest in the benefit after completion of three years of service with Unisys. The vested cash balance benefit is available for payment following termination of employment, and the normal form of payment is a life annuity for single participants (the participant receives the periodic amount during his or her lifetime, with no survivor benefit payable after his or her death), or an actuarially reduced 50% contingent annuity for married participants (the participant receives a reduced periodic benefit during his or her lifetime to reflect the survivor payments, and the participant’s surviving beneficiary receives 50% of the periodic amount the participant received). Other annuity forms are also available on an actuarially equivalent basis. The benefit is also available in the form of a lump sum distribution. Mr. Puvvada is eligible for the cash balance benefit.

2. For employees hired prior to January 1, 2003, benefits are also based on a career pay formula. Each year, the annual accrued benefit payable to a participant at normal retirement date (age 65) is increased by 1% of plan compensation, plus 0.35% of plan compensation in excess of one-half of the average Social Security taxable wage base for the five preceding years. Participants ultimately are eligible for the larger of: (a) the career pay formula through the date of termination of employment; or (b) the career pay formula accrued through December 31, 2002 plus the cash balance benefit described above. Generally, participants vest in the benefit after completion of three years of service with Unisys. The vested benefit is available for payment following termination of employment and attainment of early retirement eligibility (age 55). The benefit is reduced by 0.5% for each month that the benefit commences prior to age 65. Should the employee terminate employment after attainment of both age 55 and 20 years of service with Unisys, the benefit is reduced by 0.5% for each month that the benefit commences prior to age 62. The normal form of payment of the vested career pay benefit is a life annuity for single participants, or an actuarially reduced 50% contingent annuity for married participants. Other annuity forms are also available on an actuarially equivalent basis. Mr. Puvvada is eligible for the career pay benefit.

For both formulas, plan compensation is salary, commissions, overtime pay, paid bonus and paid accrued and unused vacation. Compensation includes amounts deferred on a before-tax basis under the Unisys Savings Plan. Excluded from compensation are severance payments, supplements, compensation deferred under a non-qualified plan and other forms of extraordinary compensation. Plan compensation is limited by Section 401(a)(17) of the Internal Revenue Code.

Although benefits ceased to accrue under the Pension Plan effective December 31, 2006, the cash balance bookkeeping accounts continue to grow with interest credits until paid.

Unisys Corporation Supplemental Executive Retirement Income Plan

On or before December 31, 2006, all employees of Unisys were eligible to participate in the Supplemental Plan on the January 1 or July 1 first following attainment of both age 21 and one year of service with Unisys.

The Supplemental Plan provides benefits under the same provisions as the Pension Plan except as follows:

•	Plan compensation includes compensation deferred under non-qualified plans and is not limited by Internal Revenue Code Section 401(a)(17).

•	The benefit payable under the Pension Plan is applied as an offset to the benefits available under the Supplemental Plan.

•

Benefits accrued and vested prior to January 1, 2005 are payable at the same time and in the same form as the Pension Plan benefit. Benefits accrued or vested on or after January 1, 2005 are payable following the later of (a) termination of employment (or six months thereafter if the individual is among the top 50 most highly compensated officers, as defined under Section 409A of the Internal Revenue Code (“Section 409A”)) or (b) attainment of age 55. Such benefit is payable in the form of a life annuity for single participants, or an actuarially reduced 50% contingent annuity for married participants. No optional forms of benefit are currently available for benefits accrued or vested on or after January 1, 2005 under the Supplemental Plan.

Although benefits ceased to accrue under the Supplemental Plan effective December 31, 2006, the cash balance bookkeeping accounts continue to grow with interest credits until paid.

The Company has established a grantor trust relating to the Supplemental Plan. If a change in control of the Company occurs, the Company is required to fund the trust in an amount equal to the present value of the accrued pension benefits under the plan.

Defined Contribution Plans

The NEOs based in the U.S. are eligible to participate in the Unisys Savings Plan, which is a tax-qualified defined contribution plan with a matching contributions feature. In 2018, the Company made matching contributions under the plan of 50% of each 1% of eligible pay contributed by a participant on a before-tax basis, up to the first 6% of eligible pay contributed.

Non-Qualified Deferred Compensation

The table below shows unaudited information with respect to compensation of the NEOs that has been deferred under a plan that is not tax-qualified. Under the Company’s non-qualified deferred compensation plans, eligible employees may defer until a future date payment of all or any portion of their annual salary or bonus, as well as any vested share unit award under one of the Company’s long-term incentive plans. Amounts deferred are recorded in a memorandum account for each participant and are credited or debited with earnings or losses as if such amounts had been invested in one or more of the professionally managed investment options available under the Unisys Savings Plan, as selected by the participant. Participants may change their investment options at any time. Account balances will be paid either in a single lump sum or in annual installments, as elected by the participant. The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets. However, the Company has established a grantor 64 trust relating to its pre-2005 non-qualified deferred compensation plan. If a change in control of the Company occurs, the Company is required to fund the trust in an amount equal to the aggregate account balances under that plan.

Name	Executive Contributions in 2018 ($)	Company Contributions in 2018 ($)	Aggregate Earnings in 2018 ($)(1)	Aggregate Withdrawals/ Distributions in 2018 ($)	Aggregate Balance at December 31, 2018 ($)(1)
Peter Altabef	—	—	—	—	—
Inder Singh	—	—	—	—	—
Eric Hutto	—	—	—	—	—
Venkatapathi Puvvada	—	—	(4,003)	—	28,926
Jeffrey E. Renzi	—	—	—	—	—

(1)	No amounts shown in this column are reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Under the agreements and plans discussed below, the NEOs would be entitled to the following payments and benefits upon termination of employment and/or a change in control of the Company.

Termination Arrangements

Mr. Altabef’s Letter Agreement

Under the letter agreement covering the terms and conditions of Mr. Altabef’s employment as President and Chief Executive Officer, if Mr. Altabef’s employment is terminated by the Company without cause or by Mr. Altabef for good reason (defined generally as a reduction in aggregate compensation target, a material reduction in duties or authority or removal as Chief Executive Officer) prior to a change of control of the Company, Mr. Altabef will be entitled to receive an amount equal to two times the sum of (1) his base salary (at its then current rate) plus (2) his target bonus amount (as in effect on the date of termination), and monthly payments for up to 24 months equal to the difference between the monthly COBRA rate and the monthly active employee contribution rate applicable to Mr. Altabef, subject to his execution of a release of claims in favor of the Company. The letter agreement includes non-compete, non-solicitation and non-disparagement provisions effective for 12 months from the date of termination of employment for any reason. If Mr. Altabef materially breaches any of these provisions, the Company has the right to terminate any payments described above that have not yet been made and to seek the recoupment of any such payments that were previously made.

Executive Officer Severance Agreements

The Company has entered into letter agreements with certain of its executive officers, including the NEOs other than Mr. Altabef, providing that if any such executive officer’s employment is terminated by the Company without cause or by such executive officer for good reason (defined generally as a reduction in duties or authority, a reduction in annual base salary or a requirement that an executive relocate from their principal residence or perform their principal duties in a new location), that executive officer will be entitled to receive an amount equal to the sum of his or her annual base salary plus his or her annual target bonus, payable in substantially equal installments during the twelve month period following the date of termination. Each such executive officer will also be entitled to continued medical, dental and vision coverage for up to one year at the same costs applicable to active employees. In addition, if such executive officer is a participant under the Unisys Corporation Executive Death Benefit Only Program at the time of termination, the executive officer will be deemed to have met the age and service requirements for retirement as set forth in the program and, upon the executive officer’s death, his or her beneficiary shall be entitled to the post-retirement death benefits provided under the program.

The amount of the termination payments to which the NEOs would be entitled if their employment had terminated on the last business day of 2018 under circumstances entitling them to the payments above are set forth below, along with the total amounts that would have been payable to them in respect of medical, dental and vision coverage under the terms of their respective agreements.

Name	Aggregate Termination Payments ($)	Aggregate Medical, Dental and Vision Payments ($)
Peter A. Altabef	4,756,800	34,055
Inder M. Singh	1,228,500	16,460
Eric Hutto	1,228,500	18,858
Venkatapathi Puvvada	1,043,250	18,860
Jeffrey E. Renzi	926,250	11,262

The NEOs are also each party to a change in control agreement with the Company, as described below. They are not entitled to receive duplicate payments under their change in control agreement and the above-described agreements. In the event of a conflict, they will be entitled to the benefits under their change in control agreement.

Change in Control Agreements

The Company has entered into change in control employment agreements with its executive officers, including the NEOs. The agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened change in control. Mr. Altabef’s change in control employment agreement is substantially similar to the other executive officer’s change in control employment agreements except that the lump sum payment relating to annual salary and bonus will be equal to two and a half times the sum of his annual base salary plus the higher of his target bonus prior to the change of control, the highest annual bonus paid in the three years prior to the change of control or the annual bonus paid after the change of control. The material terms of each of the change in control employment agreements with the NEOs are summarized below.

A change in control is generally defined as (1) the acquisition of 20% or more of Unisys common stock, (2) a change in the majority of the Board of Directors unless approved by the incumbent directors (other than as a result of a contested election) and (3) certain reorganizations, mergers, consolidations, liquidations or dissolutions. Each agreement has a term ending on the third anniversary of the date of the change in control and provides that in the event of a change in control each executive will have specific rights and receive certain benefits. Those benefits include the right to continue in the Company’s employ during the term, performing comparable duties to those being performed immediately prior to the change in control and at compensation and benefit levels that are at least equal to the compensation and benefit levels in effect immediately prior to the change in control. For purposes of determining compensation levels, base salary must be at least equal to the highest salary paid or payable to the executive during the 12 months preceding the change in control, and bonus must be at least equal to the highest bonus paid or payable to the executive under the EVC Plan (or any comparable bonus or retention amount under any predecessor or successor plan or retention agreement) for the three fiscal years preceding the change in control (the “Recent Annual Bonus”).

If, following a change in control, the Company terminates the executive without cause or the executive terminates employment for good reason (generally defined as a reduction in the executive’s compensation or responsibilities or a change in the executive’s job location), the terminated executive will be entitled to receive special termination benefits. These benefits are as follows: (1) a pro-rated bonus for the year in which the termination occurs (based on the higher of (a) the Recent Annual Bonus and (b) the annual bonus paid or payable for the most recent fiscal year during the term of the agreement (such higher amount, the “Highest Annual Bonus”)), (2) a lump sum payment equal to two years of salary and bonus (based on the highest salary paid or payable during the term of the agreement and the Highest Annual Bonus) (or, in the case of Mr. Altabef, as described above), (3) a lump sum payment equal to the amount of premiums the Company would have paid to continue the executive in the Company’s welfare (other than health) plans for the two-year period, (4) for two years following the termination of employment, continued eligibility for coverage under the Company’s health plans at the same premium rates applicable to active employees and (5) outplacement services. To receive health coverage, the executive will be required to pay the full premium charged for the coverage. The Company will then reimburse the executive the amount of the premium that exceeds the amount the executive would have paid as an employee. Except as described below, if any payment or distribution by the Company to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payment or distribution will be reduced to avoid the imposition of the excise tax if doing so would result in greater after-tax benefits to the executive. The executive is under no obligation to mitigate amounts payable under these agreements.

Summary

If the NEOs had become entitled to the special termination benefits described above on the last business day of 2018, they would have received the following:

Name	Pro-Rata Bonus ($)	Lump Sum Payment for Salary and Bonus ($)	Value of Outplacement Services ($)(1)	Welfare Benefit Plan Premiums ($)	Health Coverage Payments ($)	Total ($)(2)
Peter A. Altabef	1,916,971	7,269,927	50,000	20,309	34,055	9,291,263
Inder M. Singh	781,006	2,822,012	50,000	16,832	34,060	3,703,910
Eric Hutto	781,006	2,822,012	50,000	16,832	39,023	3,708,873
Venkatapathi Puvvada	636,618	2,343,236	50,000	14,904	39,028	3,083,786
Jeffrey E. Renzi	623,492	2,196,984	50,000	9,835	23,304	2,903,614

(1)

The agreements provide for reasonable outplacement services directly related to the termination of the executive’s employment. The executive may select the provider of outplacement services, and therefore, the costs actually incurred will vary by individual. The Company believes that the amounts shown in this column are a reasonable estimate of the potential costs of outplacement services.

(2)	Amounts shown in this column do not include the value of the vested awards shown in the tables below “Long-Term Incentive Plans”.

Long-Term Incentive Plans

Under the Company’s long-term incentive plans, if a change in control occurs and a participant’s employment terminates for “good reason” or other than for cause within 24 months of the change in control, all stock options and Time-Based RSUs will become fully vested, the full amount of the target amount of Performance-Based RSUs granted under the Unisys Corporation 2010 Long-Term Incentive and Equity Compensation Plan and the 2016 Plan will vest. If a change in control and a termination of employment had occurred on the last business day of 2018, the NEOs would have become vested in the following number of RSUs, having the following values, and would have become entitled to receive the following amount of long-term performance cash:

Name	Vested Restricted Stock Units (#)	Value of Vested Restricted Stock Units (1)($)	Value of Vested Long- Term Performance Cash ($)
Peter A. Altabef	539,148	6,270,291	3,034,200
Inder M. Singh	105,440	1,226,267	597,001
Eric Hutto	108,130	1,257,552	606,235
Venkatapathi Puvvada	72,362	841,570	404,000
Jeffrey E. Renzi	86,224	1,002,785	483,268

(1)	Based on the $11.63 closing price of Unisys common stock on December 31, 2018.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the Company is required to provide the following information with respect to the year ended December 31, 2018:

•	The median of the annual total compensation of all employees of the Company (other than Mr. Altabef, the Company’s Chief Executive Officer) was $29,229.

•	The annual total compensation of Mr. Altabef, the Company’s Chief Executive Officer, was $6,620,840.

•	Based on this information, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all employees is 227 to 1.

To identify the median paid employee and determine such employee’s annual total compensation, the Company assessed its employee population as of December 31, 2018 and determined employee compensation using the 12-month period ending December 31, 2018. On this date, the Company’s employee population consisted of 21,900 individuals. Approximately 75% of the Company’s employees are based in countries in which the average pay is less than the average pay of the Company’s associates in the United States.

The Company determined its median employee by: (i) calculating total target cash compensation as the sum of salary and target variable compensation, including target sales bonus, for each of the Company’s employees, (ii) ranking the total target cash compensation of all employees except for the Chief Executive Officer from lowest to highest, and (iii) picking the employee who was in the middle of the list.

GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and officers are required to file reports with the SEC concerning their ownership of Unisys equity securities. During 2018, the Company inadvertently failed to timely file Form 4 filings on behalf of three directors. Form 4 filings for all directors were due on February 14, 2018 and six of the nine forms were timely filed. However, upon review of those filings it was discovered on or about March 9, 2018 that three Form 4 filings had not been accepted by the SEC through a system or software issue with our third party filing service company. We corrected this error by filing the remaining three Form 4s on March 12, 2018. In addition, an amended Form 3 was filed on October 2, 2018 on behalf of Vishal Gupta, an officer of the Company, to reflect his ownership of shares that had been inadvertently omitted from his initial Form 3 filed on September 4, 2018. There were no other late filings during 2018.

Policy on Confidential Voting

It is the Company’s policy that all stockholder proxies, ballots and voting materials that identify the vote of a specific stockholder shall, if requested by that stockholder on such proxy, ballot or materials, be kept permanently confidential and shall not be disclosed to the Company, its affiliates, directors, officers and employees or to any third parties, except as may be required by law, to pursue or defend legal proceedings or to carry out the purpose of, or as permitted by, the policy. Under the policy, vote tabulators and inspectors of election are to be independent parties who are unaffiliated with and are not employees of the

Company. The policy provides that it may, under certain circumstances, be suspended in the event of a proxy solicitation in opposition to a solicitation of management. The Company may at any time be informed whether or not a particular stockholder has voted. Comments written on proxies or ballots, together with the name and address of the commenting stockholder, will also be made available to the Company.

Stockholder Proposals and Nominations

Stockholder proposals submitted to the Company pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) for inclusion in the proxy materials for the 2020 annual meeting of stockholders must be received by the Company by November 29, 2019.

Any stockholder who intends to present a proposal at the 2020 annual meeting and has not sought to include the proposal in the Company’s proxy materials pursuant to Rule 14a-8 must deliver notice of the proposal to the Company no later than February 10, 2020.

Any stockholder who intends to make a nomination for the Board of Directors at the 2020 annual meeting must deliver to the Company no later than February 7, 2020 (a) a notice setting forth (i) the name, age, business and residence addresses of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Unisys capital stock beneficially owned by each nominee, (iv) a statement that the nominee is willing to be nominated and (v) any other information concerning each nominee that would be required by the SEC in a proxy statement soliciting proxies for the election of the nominee and (b) the directors’ questionnaire, representation and agreement required by Article I, Section 8 of the Company’s Bylaws.

Householding of Proxy Materials

This year, a number of brokers with accountholders who are owners of Unisys common stock will be “householding” our proxy materials. This means that only one copy of the Notice and/or this proxy statement and the 2018 annual report may have been sent to you and the other Unisys stockholders who share your address. Householding is designed to reduce the volume of duplicate information that stockholders receive and the Company’s printing and mailing expenses.

If your household has received only one copy of the proxy materials, and you would prefer to receive separate copies of these documents, either now or in the future, please call us at 215-986-6999, or write us at Investor Relations, Unisys Corporation, 801 Lakeview Drive, Suite 100, Blue Bell, PA 19422. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

Forward-Looking Statements

These proxy materials contain information that may constitute “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects” and similar expressions may identify such forward-looking statements. All forward-looking statements rely on assumptions and are subject to risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from expectations. Factors that could affect future results include, but are not limited to, those discussed under “Risk Factors” in Part I, Item 1A of the Company’s 2018 Form 10-K. Any forward-looking statement speaks only as of the date on which that statement is made. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

Other Matters

At the date of this proxy statement, the Board of Directors knows of no matter that will be presented for consideration at the annual meeting other than those described in this proxy statement. If any other matter properly comes before the annual meeting, the persons appointed as proxies will vote thereon in their discretion.

The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy material to the beneficial owners of Unisys common stock. Solicitation may also be made personally or by telephone by the Company’s directors, officers and regular employees without additional compensation. In addition, the Company has retained Alliance Advisors to assist in the solicitation of proxies for a fee of approximately $22,500, plus expenses.

By Order of the Board of Directors,

Gerald P. Kenney

Senior Vice President, General Counsel

and Secretary

Dated: March [●], 2019

APPENDIX A

UNISYS CORPORATION

2019 LONG-TERM INCENTIVE AND EQUITY COMPENSATION PLAN

The purpose of the Plan is to provide (i) designated employees of the Company and its subsidiaries and (ii) non-employee members of the Board with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, other equity-based awards and incentive awards. The Company believes that the Plan will support the Company’s ongoing efforts to attract, retain and develop exceptional talent and enable the Company to provide incentives directly linked to the Company’s short and long-term objectives and linked to increases in shareholder value.

The Plan is a successor to the Prior Plans. No additional grants will be made under the Prior Plans after the Effective Date. Outstanding grants under the Prior Plans shall continue in effect according to their terms, consistent with the Prior Plans.

Capitalized terms used in the Plan shall have the definitions specified or otherwise referenced in Section 28 below.

SECTION 1. ADMINISTRATION

(a)    Committee.    The Plan shall be administered by a committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan (the “Committee”). To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other stock exchange on which the Common Stock is at the time primarily traded and (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The Board shall have the authority to execute the powers of the Committee under the Plan and the Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees or one or more officers, as it deems appropriate; provided, however, that any delegation to one or more officers of the Company shall be subject to such guidelines as prescribed by the Committee and shall apply only to Grantees who are not subject to section 16 of the Exchange Act. To the extent the Board, a subcommittee or one or more officers administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board, subcommittee or officer

(b)    Committee Authority.    The Committee shall have the sole authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, (ii) determine who from among the Eligible Participants will receive Awards under the Plan, (iii) determine the type, size and terms and conditions of the Awards to be made under the Plan, (iv) determine the time when the Awards will be made and the duration of any applicable exercise, vesting or restriction period, including the criteria for exercisability, vesting and the restriction period and the acceleration of exercisability, vesting and lapse of a restriction period, (v) determine whether the grant, vesting, exercise, issuance, retention and/or payment of an Award shall be subject to the attainment of one or more Performance Goals or other performance conditions, (vi) amend the terms and conditions of any previously issued Award, subject to Section 19 below, (vii) determine any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Award, (viii) determine whether, and to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price may be paid in, cash, Common Stock, or Other Awards or property, or an Award may be canceled, forfeited or surrendered; (ix) determine the number of shares of Common Stock or other consideration subject to Awards; (x) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any subsidiary, (xi) establish, adopt or revise any rules and regulations, including adopting sub-plans to this Plan, for the purposes of facilitating compliance with applicable laws, easing administration of this Plan and/or taking advantage of tax-favorable treatment for Awards, in each case as it may deem necessary or advisable, (xii) determine whether any Award shall be subject to any non-competition, non-solicitation, confidentiality, clawback or other covenants, (xiii) determine whether an Incentive Award or Performance-Based Award has been earned, and (xiv) make all other determinations necessary or advisable for the administration of the Plan. The Committee may accelerate the vesting of any Awards at any time for any reason and may provide for complete or partial exceptions to any service or performance requirement as it deems appropriate.

(c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, procedures, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Grantees. No person acting under this Section 1 shall be held liable for any action or determination made with respect to the Plan or any Award under the Plan, except for the willful misconduct or gross negligence of such person.

(d)    Delegation of Administration.    The Committee may delegate certain administrative matters under the Plan to such officer or officers of the Company as determined in the Committee’s discretion, and such administrator(s) may have the authority to execute and distribute Award Agreements in accordance with the Committee’s determinations, to maintain records relating to the granting, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares or cash upon the exercise, vesting and/or settlement of an Award, and to take such other administrative actions as the Committee may specify. Any delegation by the Committee pursuant to this subsection shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed.

SECTION 2. AWARDS

(a)    Awards under the Plan may consist of grants of Incentive Stock Options as described in Section 5, Nonqualified Stock Options as described in Section 5 (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), SARs as described in Section 6, Restricted Stock Awards as described in Section 7, Restricted Stock Units (including Dividend Equivalents) as described in Section 8, Other Equity Awards as described in Section 9 and Incentive Awards as described in Section 10 (hereinafter collectively referred to as “Awards”).

(b)    All Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Grantee in the Award Agreement, including the treatment of the Awards upon a termination of employment or service; provided, however, that in no event shall any Award provide for the Grantee’s receipt of Dividends or Dividend Equivalents in any form prior to the vesting of such Award or applicable portion thereof.

(c)    All Awards shall be made conditional upon the Grantee’s acknowledgment, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Grantees.

SECTION 3. SHARES SUBJECT TO THE PLAN

(a)    Shares Authorized.    Subject to adjustment as described in subsection (d), the total aggregate number of shares of Common Stock that may be issued or transferred under the Plan is the sum of the following: (i) 3,500,000 shares, plus (ii) shares of Common Stock subject to outstanding awards under the Prior Plans immediately prior to the Effective Date, to the extent that such awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, vested or paid under the applicable Prior Plan on or after the Effective Date, plus (iii) the aggregate number of shares of Common Stock remaining available for issuance under the Prior Plans immediately prior to the Effective Date that are not subject to outstanding awards under the Prior Plans immediately prior to the Effective Date (the “Plan Limit”); provided that in no event shall the Plan Limit exceed 9,085,000 shares of Common Stock, and provided further that, for purposes of clauses (ii) and (iii), (x) the Plan Limit shall not include shares of Common Stock surrendered in payment of the exercise price of outstanding options under any Prior Plan, shares withheld or surrendered for payment of taxes with respect to outstanding awards of any type under any Prior Plan, and shares repurchased by the Company on the open market with the proceeds of the exercise price of outstanding options under any Prior Plan, and (y) if stock appreciation rights outstanding under any Prior Plan are exercised and settled in Common Stock, the full number of shares subject to such stock appreciation rights shall not be again available for issuance under the Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights.

(b)    Source of Shares; Share Counting.    Shares issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. The issuance of any shares of Common Stock shall result in a reduction of the number of shares of Common Stock available for Awards on a one-for-one basis. If and to the extent

Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Restricted Stock Awards, Restricted Stock Units, Other Equity Awards or Incentive Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Awards shall again be available for purposes of the Plan. To the extent that any Awards are designated in an Award Agreement to be paid in cash, and not in shares of Common Stock, such Awards shall not count against the Plan Limit. Shares of Common Stock surrendered in payment of the exercise price of an Option, shares withheld or surrendered for payment of taxes with respect to any Award, and shares repurchased by the Company on the open market with the proceeds of the exercise price of Options, shall not be available for re-issuance under the Plan. If SARs are exercised and settled in Common Stock, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs. The preceding provisions of this subsection (a) shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any Grantee under the Plan.

(c)    Individual Limits.

(i)    The maximum aggregate number of shares of Common Stock with respect to which Awards may be made under the Plan to any Employee during any calendar year is 1,000,000 shares, subject to adjustment as described in subsection (d) below.

(ii)    Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in shares of Common Stock and the maximum amount that may become payable pursuant to all cash-settled Awards that may be granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to the Non-Employee Director in the form of Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $600,000. For avoidance of doubt, compensation shall count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred.

(iii)    A Grantee may not accrue Dividend Equivalents, or receive Incentive Awards during any calendar year that are payable in cash, for an Award measured with respect to a performance period of one year or less in excess of $5,000,000.

(iv)    A Grantee may not accrue Dividend Equivalents, or receive Incentive Awards during any calendar year that are payable in cash, for an Award measured with respect to a performance period of more than one year in excess of $10,000,000.

(v)    The foregoing individual limits shall apply without regard to whether such Awards are to be paid in shares of Common Stock or cash.

(d)    Adjustments.    If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution: (A) the maximum number of shares of Common Stock available for issuance under the Plan, (B) the maximum number of shares of Common Stock for which any individual may receive Awards in any year as set forth in subsection (c) above, (C) the kind and number of shares covered by outstanding Awards, (D) the kind and number of shares issued or transferred and to be issued or transferred under the Plan, (E) the price per share or the applicable market value of such Awards, and (F) any other terms of outstanding Awards that are affected by the event, shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards, provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 4. ELIGIBILITY FOR PARTICIPATION

(a)    Eligible Participants.    Unless otherwise set forth in Section 5(b)(i), all Employees and Non-Employee Directors shall be eligible to participate in the Plan (referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”).

(b)    Selection of Grantees.    The Committee shall select the Eligible Participants to receive Awards, type of Award and the number of shares of Common Stock subject to each Award in such manner as the Committee determines. Eligible Participants who receive Awards under this Plan shall hereinafter be referred to as “Grantees.”

(c)    Continued Service.    For purposes of this Plan, unless provided otherwise by the Committee in the Award Agreement, a Grantee’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Employer as an employee or non-employee member of the Board or a change in the Employer entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s continuous employment or service to the Employer, as determined by the Committee.

SECTION 5. OPTIONS

(a)    General Requirements.    The Committee may grant Options to an Eligible Participant upon such terms as the Committee deems appropriate under this Section 5.

(b)    Type of Option, Price and Term.

(i)    The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended to so qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to any Eligible Participant.

(ii)    The purchase price (the “Exercise Price”) of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Option Term.    The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)    Exercisability of Options.    Options shall become exercisable in accordance with such terms and conditions, as may be determined by the Committee and specified in the Award Agreement; provided, that Options shall be subject to time-based vesting over a period of not less than one year and/or performance-based vesting over a performance period of not less than one year. The Committee may grant Options that are subject to achievement of Performance Goals or other conditions.

(e)    Effect of Termination of Service.    Except as provided in the Award Agreement, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer.

(f)    Exercise of Options.    A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) by certified or bank check or such other instrument as the Committee may permit, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the Grantee (including Common Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) payment through a broker- assisted sale in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Common Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Common Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Common Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, (v) by such other method as the Committee may approve, to the extent permitted by applicable law, or (vi) by any combination of the foregoing. Shares of Common Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any Tax-Related Items (pursuant to Section 13) at such time as may be specified by the Committee. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option unless and until such person shall have become the holder of record of such share, and, except as otherwise permitted in Section 3(d) hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such person shall have become the holder of record thereof.

(g)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. The aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options is 2,500,000 shares, subject to adjustment as described in Section 3(d), and all shares issued under the Plan as Incentive Stock Options shall count against the Plan Limit.

(h)    Notice of Disposition.    A Grantee shall give the Company prompt notice of any disposition of Common Stock acquired by exercise of an Incentive Stock Option within two years of the date of grant of such Incentive Stock Option or one year after the issuance of shares of Common Stock to the Grantee pursuant to the exercise of the Incentive Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)    General Requirements.    The Committee may grant SARs to an Eligible Participant pursuant to the terms of this Section 6.

(b)    Base Amount.    The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to, or greater than, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

(c)    Exercisability; Term.

(i)    A SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement, consistent with the Plan, provided, however, that SARs shall be subject to time-based vesting over a period of not less than one year and/or performance-based over a performance period of not less than one year. The Committee may grant SARs that are subject to achievement of Performance Goals or other conditions. No SAR shall be exercisable later than ten years after the date of grant.

(ii)    SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as set forth in the Award Agreement.

(d)    Exercise of SARs.    When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.

(e)    Form of Payment.    The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

SECTION 7. RESTRICTED STOCK AWARDS

(a)    General Requirements.    The Committee may issue or transfer shares of Common Stock to an Eligible Participant under a Restricted Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 7. Shares of Common Stock issued or transferred pursuant to Restricted Stock Awards may be issued or transferred for cash consideration or for no cash consideration and be subject to restrictions or to no restrictions, as determined by the Committee. Each Restricted Stock Award shall be subject to such terms and conditions as shall be determined by the Committee and as set forth in the Award Agreement, including, without limitation, restrictions based upon the sale or other disposition of such shares, vesting conditions that lapse based on the passage of time, achievement of certain performance conditions or Performance Goals or as otherwise determined by the Committee and the right of the Company to reacquire such shares for no consideration upon termination of the Grantee’s employment or service within specified periods. The period of time during which the Restricted Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”

(b)    Requirement of Employment or Service.    Unless provided otherwise in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(c)    Restrictions on Transfer and Legend on Stock Certificate.    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Restricted Stock Award except to a successor under Section 15. To the extent that the Company determines to issue certificates, each certificate for a share of a Restricted Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of any certificates for Restricted Stock Awards until all restrictions on such shares have lapsed.

(d)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Grantee shall have the right to vote shares of Restricted Stock Awards and to accrue the right to any Dividends or other distributions paid on such shares during the Restriction Period; provided, however, that no Dividends shall be payable until the underlying Restricted Stock Award vests. All Dividends on Restricted Stock Awards shall be withheld while the Restricted Stock Awards are subject to restrictions and shall be payable only upon the lapse of the restrictions on the Restricted Stock Awards, or on such other terms as the Committee determines. Dividends shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Common Stock or in such other form as dividends are paid on Common Stock, as determined by the Committee.

(e)    Lapse of Restrictions.    All restrictions imposed on Restricted Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee.

SECTION 8. RESTRICTED STOCK UNITS

(a)    General Requirements.    The Committee may grant Restricted Stock Units representing one or more shares of Common Stock to Eligible Participants, upon such terms and conditions as the Committee deems appropriate under this Section 8, consistent with the Plan.

(b)    Crediting of Units.    Each Restricted Stock Unit shall represent an unsecured right of the Grantee to receive a share of Common Stock or an amount based on the value of a share of Common Stock, if specified conditions established by the Committee are met. All Restricted Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(c)    Terms of Restricted Stock Units.    The Committee may grant Restricted Stock Units that are payable if specified Performance Goals or other conditions are met or under other circumstances. Restricted Stock Units may be paid at the end of a specified vesting or performance period or other period, or payment may be deferred to a date authorized by the Committee. A Restricted Stock Unit granted by the Committee shall provide for payment in shares of Common Stock, cash or a combination thereof and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The Committee shall specify in writing the maximum number of shares that can be issued under the Restricted Stock Units.

(d)    Requirement of Employment or Service.    Unless provided otherwise in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Restricted Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e)    Payment With Respect to Restricted Stock Units.    Payments with respect to Restricted Stock Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

(f)    Dividend Equivalents.    The Committee may grant Dividend Equivalents in connection with Restricted Stock Units, under such terms and conditions as the Committee deems appropriate; provided however, that no Dividend Equivalents shall be payable until the underlying Restricted Stock Units vest. Dividend Equivalents will be subject to the same vesting restrictions, Performance Goals or conditions, if any, and risk of forfeiture as the underlying Restricted Stock Units. Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Restricted Stock Units for the Grantee, and may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific Performance Goals or conditions. Dividend Equivalents may be payable in cash or shares of Common Stock or in a combination of the two, as determined by the Committee.

(g)    No Rights as Stockholder.    The Grantee shall not have any rights as a stockholder with respect to the shares of Common Stock subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Grantee pursuant to the terms of the Award Agreement.

SECTION 9. OTHER EQUITY AWARDS

The Committee may grant Other Equity Awards, which are awards (other than those described in Section 5, Section 6, Section 7, Section 8 or Section 10 of the Plan) that are based on, measured by or payable in Common Stock to any Eligible Participant, on such terms and conditions as the Committee shall determine. Other Equity Awards may be granted subject to the achievement of Performance Goals or other conditions.

Other Equity Awards may be denominated in cash, shares of Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing, and may be paid in cash, Common Stock or other securities, or in a combination of cash, Common Stock and other securities, all as determined by the Committee in the Award Agreement.

SECTION 10. INCENTIVE AWARDS

The Committee may grant Incentive Awards to Eligible Participants. Incentive Awards are performance-based Awards that are expressed in U.S. currency, but may be payable in the form of cash, Common Stock, or a combination of both. The Committee shall determine the terms and conditions applicable to Incentive Awards, including the criteria for the vesting and payment of Incentive Awards. Incentive Awards shall be based on such measures as the Committee deems appropriate and need not relate to the value of shares of Common Stock. Incentive Awards may be either annual Incentive Awards with a performance cycle of one year or less or long-term Incentive Awards with a performance cycle of more than one year. The target amount of the Incentive Award, the Performance Goals, the applicable performance cycle, the form of payment, and other terms and conditions applicable to an Incentive Award will be determined in the sole discretion of the Committee and will be set forth in an Award Agreement.

Payment with respect to an Incentive Award will be at the time or times set forth in the Award Agreement.

SECTION 11. PERFORMANCE-BASED AWARDS

(a)    Designation as Performance-Based Awards.    The Committee may determine that Restricted Stock Awards, Restricted Stock Units, Dividend Equivalents, Other Equity Awards or Incentive Awards granted to an Employee will be designated as Performance-Based Awards. In such case, the provisions of this Section 11 shall control over any contrary provision contained in Sections 7 through 10; provided that the Committee may in its discretion grant Awards to Eligible Participants that are based on Performance Goals or other performance conditions but that do not satisfy the requirements of this Section 11.

(b)    Procedures with respect to Performance-Based Awards.    When Awards are made under this Section 11, within the first 25% of the performance period or period of service in question, the Committee shall establish in writing (i) the Performance Goals that must be met, (ii) the performance period during which the Performance Goals will be measured, (iii) the maximum amounts that may be paid if the Performance Goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan, including the employment requirements and payment terms. The Performance Goals need not be uniform as among Grantees. Following the completion of each performance period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such performance period. In determining the amount earned by a Grantee, the Committee shall have the right to adjust or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a performance period only if the Performance Goals for such period are achieved.

SECTION 12. DEFERRALS

Subject to applicable laws, the Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Award, or may permit a Grantee to defer compensation payable to the Grantee in the form of an Award under the Plan. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals, subject in all respects to the applicable provisions of section 409A of the Code.

SECTION 13. WITHHOLDING OF TAXES

(a)    Required Withholding.    All Awards under the Plan shall be subject to applicable withholding requirements for all Tax-Related Items. The Company and its subsidiaries each shall have the authority and the right to deduct or withhold or require the Grantee to remit to the Company or any subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event occurring as a result of the Grantee’s participation in the Plan or any other action as may be necessary in the opinion of the Company or any subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Grantee’s wages or other cash compensation; (ii) withholding from the sale of shares of Common Stock underlying the Award either through ha voluntary or mandatory sale arranged by the Company on the Grantee’s behalf; or (iii) if the Committee so permits, by withholding in shares of Common Stock otherwise deliverable under the Award. The Company may require the payment of any Tax-Related Items before issuing any shares of Common Stock pursuant to an Award.

SECTION 14. TRANSFERABILITY OF AWARDS

(a)    Nontransferability of Awards.    Except as provided in subsection (b) below, only the Grantee may exercise rights under an Award during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Grantee’s will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Stock Options.    Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities and intestacy laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

SECTION 15. CONSEQUENCES OF A CHANGE IN CONTROL

(a)    Assumption of Outstanding Awards.    Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Awards shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change in Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding Awards are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change in Control (i) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (ii) the restrictions and conditions on all such outstanding Restricted Stock Awards that are not converted to similar grants shall fully lapse and (iii) all such outstanding Restricted Stock Units, Dividend Equivalents, Other Equity Awards and Incentive Awards that are not converted to similar grants shall be fully vested. After a Change in Control, references to the “Employer” as they relate to employment matters shall include the successor employer.

(b)    Vesting upon Certain Terminations of Employment or Service.    Unless the Award Agreement provides otherwise, if a Grantee’s Award is assumed as provided in Section 15(a) and if, within the two year period following the occurrence of such Change in Control, the Grantee’s employment is terminated by the Company without Cause, or the Grantee resigns for Good Reason, then as of the date of such Grantee’s termination of employment or service all of such Grantee’s then outstanding (i) Options and SARs shall automatically accelerate and become fully exercisable, (ii) Restricted Stock Awards shall have all restrictions and conditions immediately lapse and (iii) Restricted Stock Units, Dividend Equivalents, Other Equity Awards and Incentive Awards shall be fully vested; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award shall become vested at the target level of performance.

(c)    Other Alternatives.    Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Committee may determine that outstanding Options and SARs shall accelerate and become fully exercisable, in whole or part; (ii) the Committee may determine that the restrictions and conditions on outstanding Restricted Stock Awards shall lapse, in whole or part; (iii) the Committee may determine that outstanding Restricted Stock Units, Dividend Equivalents, Other Equity Awards and

Incentive Awards shall be fully vested, in whole or part; (iv) the Committee may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that Grantees shall receive a payment in settlement of outstanding Restricted Stock Awards, Restricted Stock Units, Dividend Equivalents, Incentive Awards or Other Equity Awards, if permitted under section 409A of the Code. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR.

SECTION 16. AGREEMENT WITH GRANTEES

Each Award made under the Plan shall be evidenced by an Award Agreement containing such terms and conditions as the Committee shall approve. In the event of a conflict between the provisions of the Plan and the provisions of any Award Agreement, the provisions of the Plan shall control.

SECTION 17. FOREIGN AWARDS AND RIGHTS

Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in countries and other jurisdictions in which the Company and its subsidiaries have Eligible Participants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Participants to comply with applicable laws of jurisdictions where Eligible Participants reside; (ii) establish sub-plans and determine the Exercise Price, exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or Grantees residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limits contained in Section 3 or otherwise require stockholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under this Plan or on termination of employment or service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to a Participant, the withholding procedures and handling of any share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to this Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may restrict the sale of shares and/or modify the Change in Control and adjustments provisions of this Plan to the extent necessary to comply the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any applicable law.

SECTION 18. REQUIREMENTS FOR ISSUANCE OF SHARES

No shares of Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares of Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable, and if the Company determines to issue certificates representing such shares, such certificates may be legended to reflect any such restrictions. Any certificates representing shares of Common Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee or required by applicable laws, rules or regulations, the Company shall not deliver to a Grantee certificates evidencing shares of Common Stock and instead such shares of Common Stock shall be recorded in the books of the Company (or as applicable, its transfer agent or stock plan administrator).

No Grantee shall have any right as a stockholder with respect to Common Stock covered by an Award until shares have been issued to the Grantee. After shares of Common Stock are issued to the Grantee, the Grantee will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive any Dividends or other distributions made or paid with respect to such shares; provided, that if such shares of Common Stock are Restricted Stock Awards, then any new, additional or different securities the Grantee may become entitled to receive with respect to such shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock Award.

SECTION 19. AMENDMENT AND TERMINATION OF THE PLAN

(a)    Amendment.    The Board may amend or terminate the Plan at any time, provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws or to comply with applicable stock exchange requirements.

(b)    No Repricing Without Stockholder Approval.    Except as provided in Section 3(d), the Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are canceled and new Options or SARs are granted in replacement with a lower exercise price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Company or in the form of any other award under the Plan, except in connection with a Change in Control transaction or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining stockholder approval.

(c)    Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair Awards outstanding or the power and authority of the Committee with respect to an outstanding Award.

(d)    Termination and Amendment of Outstanding Awards.    A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under a right that has been reserved in the Plan or the Award Agreement, including under Section 15 and Section 27(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 15 and Section 27(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(e)    Governing Document.    The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

SECTION 20. FUNDING OF THE PLAN

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 21. RIGHTS OF GRANTEES

Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

SECTION 22. NO FRACTIONAL SHARES

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

SECTION 23. SEVERABILITY

In case any provision of this Plan or of any Award Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 24. HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

SECTION 25. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of May 10, 2019 (the “Effective Date”), subject to approval of the Company’s stockholders.

SECTION 26. NOTICES

All notices under the Plan shall be in writing, and shall be addressed to the General Counsel and shall be delivered to the Company at:

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, PA 19422

Attention: General Counsel

Any notices to the Grantee, shall be delivered to the Grantee personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.

SECTION 27. MISCELLANEOUS

(a)    Awards in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option, stock award or other grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants. Shares of Common Stock issued or granted in connection with such substitute grants shall not reduce the number of shares available for issuance under Section 3(a) of the Plan or to an Employee in any calendar year under Section 3(c) of the Plan.

(b)    Company Policies.    All Awards under the Plan (including Awards that have vested in accordance with the Award Agreement) shall be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board or the Committee, as in effect from time to time, as well as to any clawback or recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, requirements imposed pursuant to section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, section 304 of the Sarbanes-Oxley Act of 2002, or any regulations promulgated thereunder, or recoupment requirements under the laws of any other jurisdiction.

(c)    Compliance with Law.    The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may also adopt rules regarding the withholding of Tax-Related Items on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d)    The obligation of the Company to make payment of Awards in shares of Common Stock or otherwise shall be subject to all applicable laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the U.S., in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for shares of Common Stock subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the shares of Common Stock under any applicable laws in the U.S. or in a jurisdiction outside of the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such shares of Common Stock, with or without consideration to the affected Grantee. The Company shall be under no obligation to register, pursuant to the Securities Act or otherwise, any offering of shares of Common Stock issuable under this Plan. If, in certain circumstances, the shares of Common Stock paid pursuant to this Plan may be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares of Common Stock in such manner as it deems advisable to ensure the availability of any such exemption. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code and that, to the extent applicable, Awards comply with the requirements of section 409A of the Code. To the extent that any provision that is designed to comply with section 16 of the Exchange Act or the legal requirements of section 422 or 409A of the Code as set forth in the Plan ceases to be necessary under section 16 of the Exchange Act or required under section 422 or 409A of the Code, that Plan provision shall cease to apply.

(e)    Paperless Administration.    In the event the Company established, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless administration, granting or exercise of Awards by the Grantee may be permitted through the use of such automated system.

(f)    Section 409A.    The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of section

409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If an Award is subject to section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (B) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (C) payments to be made upon a Change in Control shall only be made upon a “change of control event” under section 409A of the Code, (D) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code and all installment payments shall be treated as a separate payment, and (E) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Award granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 60 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code. To the extent that an Award is intended to qualify as “performance-based compensation” under section 409A of the Code, the Performance Goals or other performance conditions will be established in writing within 90 days of the commencement of the period of service to which they relate and at a time when the outcome is substantially uncertain and the applicable performance cycle will be at least 12 consecutive months. Notwithstanding anything in this Plan or any Award Agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Awards under this Plan, and in no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, foreign, state, local or other tax law.

(g)    No Fiduciary Relationship.    Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its subsidiaries or affiliates, or their directors or officers or the Committee, on the one hand, and the Grantee, the Company, its subsidiaries or affiliates or any other person or entity, on the other.

(h)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

SECTION 28. DEFINITIONS

When used in this Plan, the following terms will have the respective meanings set forth below.

(a)    “Award” shall have the meaning set forth in Section 2(a).

(b)    “Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Cause” with respect to any Grantee, unless otherwise specified in the Award Agreement, means the Grantee (i) is intentionally dishonest in any aspect of his or her employment; (ii) is convicted (including pursuant to a plea of guilty or nolo contendere) of any felony, or a misdemeanor that impairs his or her ability to substantially perform his or her job or is otherwise injurious to the Company; (iii) engages in conduct which is against the best interest of the Company, including conduct that violates the Unisys Code of Ethical Conduct; (iv) violates any law or administrative regulation related to the Company’s business; (v) willfully fails to perform his or her duties to a substantial degree; or (vi) uses the Company’s confidential or proprietary information improperly. The termination of employment or service of the Grantee shall not be deemed to be for Cause unless and until there shall have been delivered to the Grantee a written notice from the Committee (after reasonable notice is provided to the Grantee and the Grantee is given an opportunity, together with counsel, to be heard before the Committee, which the Grantee must request in accordance with Section 26), finding that, in the good faith opinion of the Committee, the Grantee is guilty of the conduct alleged, and specifying the particulars thereof in detail.

(e)    “Change in Control” shall be deemed to have occurred if:

(i)    The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Stock (the “Outstanding Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), provided, however, that the following acquisitions will not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below; or

(ii)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual’s becoming a director after the effective date of the Plan whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately before the

Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of the corporation except to the extent that the Person owned 20% or more of the Outstanding Stock or Outstanding Voting Securities before the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination.

Notwithstanding the foregoing, the Committee may modify the definition of Change in Control for a particular Award as set forth in the Award Agreement, as the Committee deems appropriate, to comply with section 409A of the Code.

(f)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and successor provisions and rules and regulations thereto.

(g)    “Committee” shall have the meaning set forth in Section 1(a).

(h)    “Common Stock” means the common stock of the Company.

(i)    “Company” means Unisys Corporation, and any successor corporation, as determined by the Committee.

(j)    “Dividend” means a dividend paid on shares of Common Stock, either in cash or additional shares of Common Stock.

(k)    “Dividend Equivalent” means a right to receive, in such form and such terms as the Committee may determine, an amount calculated with respect to a Restricted Stock Unit, which is determined by multiplying the number of shares of Common Stock subject to the Restricted Stock Unit by the per-share cash Dividend, or the per-share fair market value (as determined by the Committee) of any Dividend in consideration other than cash, paid by the Company on its Common Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(l)    “Effective Date” shall have the meaning set forth in Section 25.

(m)    “Eligible Participant” shall have the meaning set forth in Section 4(a).

(n)    “Employed by, or provide service to, the Employer” means, unless otherwise specified in the Award Agreement, employment or service as an Employee or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Dividend Equivalents, Performance-Based Awards and Other Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an

Employee and member of the Board). The Committee shall determine if a leave of absence constitutes employment or service and when employment or service terminates for all purposes under this Plan. Notwithstanding the foregoing, with respect to any Award subject to section 409A of the Code, “employed by, or provide service to, the Employer” shall be interpreted within the meaning of section 409A of the Code and the related Treasury Regulations.

(o)    “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(p)    “Employer” means the Company or its applicable subsidiary which employs a Grantee, as determined by the Committee.

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)    “Exercise Price” shall have the meaning set forth in Section 5(b).

(s)    “Fair Market Value” per share of Common Stock means, unless the Committee determines otherwise with respect to a particular Award, the closing price of a share of Common Stock (i) on the New York Stock Exchange as of the official close of the New York Stock Exchange at 4 p.m. U.S. Eastern Standard Time or Eastern Daylight Time, as the case may be, on the relevant date (or if there were no trades on that date the latest preceding date upon which a sale was reported) or (ii) on such other stock exchange, designated by the Committee in its sole discretion, as the official close of such exchange on such date (or if there were no trades on that date the latest preceding date upon which a sale was reported). Notwithstanding the foregoing, for income tax reporting purposes and for such other purposes as the Committee deems appropriate including, but not limited to, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by the Company from time to time.

(t)    “Disability” means unless otherwise provided in an Award Agreement, that the Grantee would qualify to receive benefit payments under the Employer’s long-term disability plan or policy, as may be amended from time to time. If the Employer does not have a long-term disability policy, “Disability” means that the Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determined physical or mental impairment for a period of not less than 90 consecutive days. A Grantee shall not be considered to have incurred a Disability unless the Grantee furnishes proof of such impairment sufficient to satisfy the Company, in its discretion. Notwithstanding the foregoing, (i) for purposes of Incentive Stock Options. “Disability” means that the Grantee is disabled within the meaning of section 22(e)(3) of the Code, and (ii) with respect to an Award subject to section 409A of the Code where payment or settlement of the Award will be made as a result of the Grantee’s Disability, no event will constitute a Disability for purposes of this Plan or any Award Agreement unless such event also constitutes a Disability as defined under section 409A of the Code.

(u)    “Good Reason” with respect to any Grantee, unless otherwise specified in the Award Agreement, means (i) a material diminution in the Grantee’s authority, duties or responsibilities; (ii) any material breach by the Company of the terms of the Plan or an Award Agreement issued under the Plan; (iii) a material change in the Grantee’s work location, at a minimum of 50 miles radius from the Grantee’s then primary work location; or (iv) a material diminution in the Grantee’s compensation, including base salary or annual target bonus, in each case, without the Grantee’s consent. Notwithstanding the foregoing, a Grantee shall not have Good Reason unless the Grantee provides notice to the Company in accordance with Section 26 of the condition the Grantee claims gives rise to Good Reason within 90 days of the initial occurrence of such condition, the Company fails to remedy the condition within 30 days after receiving notice from the Grantee, and the Grantee’s termination of employment or service occurs within 30 days after the lapse of the Company’s cure period; provided, however, that in the event that a Grantee provides notice to the Company of a condition that the Grantee claims gives rise to Good Reason, the Committee shall make a determination in good faith as to whether the condition constitutes Good Reason, and the determination by the Committee shall be binding upon all parties. This definition of “Good Reason” shall be interpreted and applied in a manner that is consistent with the terms of Treasury Regulation Section 1.409A-1(n)(2) and guidance thereunder.

(v)    “Grantee” shall have the meaning set forth in Section 4(b).

(w)    “Incentive Award” shall mean an incentive award granted under the Plan as described under Section 10.

(x)    “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code, as described in Section 5.

(y)    “Non-Employee Director” means a member of the Board, or a member of the Board of Directors of a subsidiary of the Company, who is not an Employee.

(z)    “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code, as described in Section 5.

(aa)    “Option” means an Incentive Stock Option or Nonqualified Stock Option, as described in Section 5.

(bb)    “Other Equity Award” means any Award based on, measured by or payable in Common Stock (other than an Option, Restricted Stock Unit, Restricted Stock Award, SAR or Incentive Award), as described in Section 9.

(cc)    “Performance-Based Awards” means Awards that are subject, in whole or in part, to Performance Goals and are granted pursuant to Section 11.

(dd)    “Performance Goals” means levels of achievement relating to one or more of the following measures or such other measures selected by the Committee for an Award, which may, without limitation, apply to the Company as a whole, or to any business unit, region, sector or industry group, subsidiary, product or service line, on a U.S. GAAP or non-GAAP basis, and which may be measured on an absolute or relative basis or in such other manner as deemed appropriate by the Committee: basic or diluted earnings per share; total shareholder return; operating income; net income; cash flow (including but not limited to, operating cash flow, free cash flow, and cash flow return on capital); return on equity, capital, assets, or sales; revenue or revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or EBITDA growth; stock price; debt-to-capital ratio; stockholders’ equity per share; operating income as a percent of revenue; gross profit as a percent of revenue; selling, general and administrative expenses as a percent of revenue; pre-tax profit; orders; improvements in capital structure; budget and expense management; productivity ratios; economic value added or other value added measurements; operating efficiency; working capital targets; enterprise value; customer value; customer satisfaction; completion of acquisition or business expansion. The Committee may provide for such adjustments to the Performance Goals as it deems appropriate, including but not limited to adjustments designed to reflect changes during the performance period in generally accepted accounting principles or in tax rates, currency fluctuations, the effects of acquisitions or dispositions of a business or investments in whole or in part, debt reduction charges, extraordinary or nonrecurring items, the gain or loss from claims or litigation and related insurance recoveries, the effects of impairment of tangible or intangible assets, or the effects of restructuring or reductions in force or other business recharacterization activities, income or expense related to defined benefit or defined contribution pension plans, uninsured losses from natural catastrophes or political and legal developments affecting the Company’s business (including losses as a result of war, terrorism, confiscation, expropriation, seizure, new regulatory requirements, business interruption or similar events).

(ee)    “Plan” means this Unisys Corporation 2019 Long-Term Incentive and Equity Compensation Plan, as may be amended from time to time.

(ff)    “Prior Plans” means the Company’s 2016 Long-Term Incentive and Equity Compensation Plan, 2003 Long-Term Incentive and Equity Compensation Plan and 2010 Long-Term Incentive and Equity Compensation Plan, all as may be amended and restated.

(gg)    “Restriction Period” shall have the meaning set forth in Section 7(a).

(hh)    “SAR” means a stock appreciation right, as described in Section 6.

(ii)    “Securities Act” means the U.S. Securities Act of 1933, as amended.

(jj)    “Restricted Stock Award” means an award of Common Stock, as described in Section 7.

(kk)    “Restricted Stock Unit” means an award of the right to receive, in cash or shares of Common Stock, the value of a shares of Common Stock , as described in Section 8.

(ll)    “Tax-Related Items” means any U.S. federal, state, and or local taxes and any taxes imposed by a jurisdiction outside the U.S., including but not limited to income tax, social insurance and other similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax, any other taxes related to the participation in the Plan and legally applicable to a Grantee, including any employer liability for which a Grantee is liable for pursuant to applicable tax or social security laws or the applicable Award Agreement.

        UNISYS CORPORATION

        801 LAKEVIEW DRIVE, SUITE 100

        BLUE BELL, PA 19422

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions. Your Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, dated, signed and returned the proxy card. Internet voting is available until 11:59 p.m. Eastern Time the day before the cut-off or annual meeting date. Have your proxy card in hand when you access the website and follow the instructions provided.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Unisys Corporation in mailing proxy materials, you can consent to receive all future proxy statements, annual reports and proxy cards electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Your telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, dated, signed and returned the proxy card. Telephone voting is available until 11:59 p.m. Eastern Time the day before the cut-off or annual meeting date. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL

Mark, date, sign and return your proxy card in the enclosed envelope or return it to Unisys Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E66656-P18315-Z74221                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNISYS CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 THROUGH 5		For	Against	Abstain

1.   Approval of an amendment to the Company’s Bylaws to permit the Company’s Board of Directors to extend the mandatory retirement age for directors from 72 years old to 74 years old under certain circumstances.

		☐	☐	☐
2. Election of Directors Nominees:							For	Against	Abstain
2a. Peter A. Altabef		☐	☐	☐	2h. Deborah Lee James		☐	☐	☐
2b. Jared L. Cohon		☐	☐	☐	2i. Paul E. Martin		☐	☐	☐
2c. Nathaniel A. Davis		☐	☐	☐	2j. Regina Paolillo		☐	☐	☐
2d. Matthew J. Desch		☐	☐	☐	2k. Lee D. Roberts		☐	☐	☐
2e. Denise K. Fletcher		☐	☐	☐	3. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019.		☐	☐	☐
2f. Philippe Germond		☐	☐	☐
2g. Lisa A. Hook		☐	☐	☐	4. Advisory vote to approve executive compensation.		☐	☐	☐
Mark here for address change or comments. SEE REVERSE SIDE				☐	5. Approval of the Unisys Corporation 2019 Long-Term Incentive and Equity Compensation Plan.		☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted as recommended by the Board of Directors. The trustee for the Savings Plan will vote as described on page 2 of the proxy statement.					NOTE: This ballot may be used and signed by you only if you are the stockholder of record in your own name of Unisys common stock or if you have been given a proxy by a stockholder of record. If your stock is not held in your name but is in the name of a broker, the Unisys Savings Plan, or someone other than yourself, only the broker or other person may give a proxy or sign a ballot.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Annual Meeting of Stockholders

May 10, 2019

8:00 a.m., local time

Courtyard Philadelphia Downtown

21 N. Juniper Street

Philadelphia, PA 19107

YOUR VOTE IS IMPORTANT

THANK YOU FOR VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Notice of 2019 Annual Meeting and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

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E66657-P18315-Z74221

UNISYS CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD MAY 10, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter A. Altabef, Nathaniel A. Davis and Denise K. Fletcher, and each of them, proxies with power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of Unisys Corporation, and at any adjournments thereof, as directed on the reverse side hereof with respect to the items set forth in the accompanying proxy statement and in their discretion upon such other matters as may properly come before the meeting. This card also provides voting instructions (for shares credited to the account of the undersigned, if any) to the trustee for the Unisys Savings Plan (the “Savings Plan”) as more fully described on page 2 of the proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

IF YOU ARE VOTING BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY/VOTING

INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)